                                                                    EXHIBIT 99.2

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              ARMOR HOLDINGS, INC.

                        AHI BULLETPROOF ACQUISITION CORP.

                                       AND

                                  SIMULA, INC.

                           DATED AS OF AUGUST 29, 2003

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                                TABLE OF CONTENTS

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                                                                                                              Page
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
Article I Definitions.......................................................................................    1

    1.1      Definitions....................................................................................    1
    1.2      Interpretation.................................................................................   19

Article II The Merger.......................................................................................   20

    2.1      The Merger.....................................................................................   20
    2.2      The Closing....................................................................................   20
    2.3      Effective Time.................................................................................   20
    2.4      Articles of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation.........   20
    2.5      Section 338(g) Election........................................................................   21

Article III Effect of the Merger on Securities of Purchaser and the Company.................................   22

    3.1      Parent Securities..............................................................................   22
    3.2      Purchaser Securities...........................................................................   22
    3.3      Company Common Stock...........................................................................   22
    3.4      Exchange of Certificates Representing Company Common Stock.....................................   25
    3.5      Adjustment of Merger Consideration.............................................................   28
    3.6      Effect of Parent Election Of All Cash Merger Consideration;
             Automatic Amendment of Certain Provisions of Agreement.........................................   29

Article IV Representations and Warranties of the Company....................................................   30

    4.1      Existence; Good Standing; Corporate Authority..................................................   32
    4.2      Authorization, Validity and Effect of Agreements...............................................   33
    4.3      Compliance with Laws...........................................................................   34
    4.4      Capitalization.................................................................................   34
    4.5      Subsidiaries...................................................................................   36
    4.6      No Violation; Consents.........................................................................   36
    4.7      Company Reports; Financial Statements..........................................................   37
    4.8      Company Litigation.............................................................................   38
    4.9      Absence of Certain Changes.....................................................................   38
    4.10     Taxes..........................................................................................   38
    4.11     Company Employee Benefit Plans.................................................................   40
    4.12     Labor and Employment Matters...................................................................   42
    4.13     Intellectual Property Rights...................................................................   43
    4.14     Permits........................................................................................   44
    4.15     Environmental Compliance.......................................................................   44
    4.16     Material Contracts.............................................................................   45
    4.17     Divestiture Agreements.........................................................................   47
    4.18     Real Property..................................................................................   47
    4.19     Brokers........................................................................................   49
    4.20     Opinion of Financial Advisor...................................................................   49
    4.21     State Takeover Statutes........................................................................   49
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                                       i

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
    4.22     No Undisclosed Liabilities.....................................................................   50
    4.23     Certain Business Practices.....................................................................   50
    4.24     Affiliates.....................................................................................   50
    4.25     Products.......................................................................................   50
    4.26     Form S-4; Proxy Statement......................................................................   50

Article V Representations and Warranties of Parent and Purchaser............................................   51

    5.1      Existence; Good Standing; Corporate Authority..................................................   53
    5.2      Authorization, Validity and Effect of Agreements...............................................   53
    5.3      Compliance with Laws...........................................................................   54
    5.4      Capitalization.................................................................................   54
    5.5      No Violation; Consents.........................................................................   55
    5.6      Parent Reports; Financial Statements...........................................................   56
    5.7      Parent Litigation..............................................................................   56
    5.8      Absence of Certain Changes.....................................................................   57
    5.9      Brokers........................................................................................   57
    5.10     No Undisclosed Liabilities.....................................................................   57
    5.11     Certain Business Practices.....................................................................   57
    5.12     Form S-4; Proxy Statement......................................................................   57
    5.13     Disclosure Materials...........................................................................   57
    5.14     Parent Acknowledgement.........................................................................   58

Article VI Covenants........................................................................................   58

    6.1      Alternative Proposals..........................................................................   58
    6.2      Interim Operations.............................................................................   60
    6.3      Preparation of the Form S-4 and the Proxy Statement; Company Shareholder Approval..............   65
    6.4      Filings; Other Action..........................................................................   67
    6.5      Access to Information..........................................................................   69
    6.6      Publicity......................................................................................   69
    6.7      Further Action.................................................................................   69
    6.8      Indemnification of Company Directors and Officers, O&D Tail Insurance, Insurance...............   70
    6.9      Conveyance Taxes...............................................................................   72
    6.10     Certain Tax Matters............................................................................   72
    6.11     Benefit Plans and Option Plans.................................................................   72
    6.12     Stock Exchange Listing.........................................................................   73
    6.13     Affiliates; Shareholder Agreement..............................................................   73
    6.14     Escrow Agreement...............................................................................   73
    6.15     Liquidation of Subsidiaries....................................................................   74
    6.16     Certain Benefit Plans..........................................................................   74
    6.17     Company Litigation.............................................................................   74
    6.18     Control of Operations..........................................................................   75
    6.19     Pro Forma Financial Statements.................................................................   75
    6.20     Termination of Certain Company Executive Officers..............................................   75

Article VII Conditions......................................................................................   76

    7.1      Conditions to Each Party's Obligation to Consummate the Merger.................................   76
    7.2      Conditions to Obligation of Parent and Purchaser to Consummate the Merger......................   77
    7.3      Conditions to Obligation of the Company to Consummate the Merger
             subject to Section 3.6.........................................................................   78

Article VIII Termination....................................................................................   78

    8.1      Termination by Mutual Consent..................................................................   78
    8.2      Termination by Either Parent or Company........................................................   78
    8.3      Termination by the Company.....................................................................   80
    8.4      Termination by Parent..........................................................................   80
    8.5      Right to Terminate.............................................................................   81
    8.6      Effect of Termination and Abandonment; Termination Fee.........................................   81
    8.7      Termination Fees and Expenses..................................................................   82
    8.8      Extension; Waiver..............................................................................   83

Article IX General Provisions...............................................................................   84

    9.1      Nonsurvival of Representations and Warranties..................................................   84
    9.2      Notices........................................................................................   84
    9.3      Assignment; Binding Effect; No Third-Party Beneficiaries.......................................   85
    9.4      Entire Agreement...............................................................................   85
    9.5      Governing Law..................................................................................   85
    9.6      Jurisdiction and Venue.........................................................................   85
    9.7      Waiver of Jury Trial...........................................................................   86
    9.8      Fee and Expenses...............................................................................   86
    9.9      Headings; Interpretation.......................................................................   86
    9.10     Amendment; Waivers.............................................................................   86
    9.11     Severability...................................................................................   87
    9.12     Parent Actions.................................................................................   87
    9.13     Remedies.......................................................................................   87
    9.14     Execution......................................................................................   87
    9.15     Date for Any Action............................................................................   87
    9.16     Counterparts...................................................................................   87

                         INDEX OF SCHEDULES AND EXHIBITS

Schedule I                 Total Consideration Adjustments
Schedule II                Schedule of Production
                           Company Disclosure Schedule
                           Parent Disclosure Schedule
Schedule III               Material Consents
Schedule 6.15              Subsidiaries to be Liquidated
Exhibit A                  Form of Affiliate Letter
Exhibit B                  Holders of Eligible Options
Exhibit C                  Form of Shareholder Agreement

                          AGREEMENT AND PLAN OF MERGER

         Agreement and Plan of Merger (this "Agreement"), dated as of August 29, 2003, by and among Armor Holdings, Inc., a Delaware corporation ("Parent"), AHI Bulletproof Acquisition Corp., an Arizona corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and Simula, Inc., an Arizona corporation (the "Company").

                                    RECITALS

         WHEREAS, the Company is engaged in the businesses of designing, manufacturing, marketing, selling and licensing various military, public safety, civilian and/or commercial safety systems products and technologies to, and providing related services to, various industries, including but not limited to the defense, aviation, aerospace, marine and automotive industries; and

         WHEREAS, the respective boards of directors of Parent, Purchaser and the Company each have approved and declared advisable this Agreement and the merger of Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value US$.01 per share, of the Company (the "Company Common Stock"), other than shares of Company Common Stock owned by Parent, Purchaser or the Company, will be converted into the right to receive common stock, par value US$.01 per share, of Parent ("Parent Common Stock") and/or cash as provided herein; and

         WHEREAS, Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below.

         "Affiliate" shall mean, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purposes of this definition and this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of Parent, Purchaser, or any of their Subsidiaries, and none of the Parent, Purchaser, or any of their respective Subsidiaries, shall be deemed to be an Affiliate of the Company or any of its Subsidiaries.

         "Affiliate Letter" shall have the meaning set forth in Section 3.4(b).

         "Agreement" shall have the meaning set forth in the Preamble to this Agreement.

         "Allied Debt" shall mean the indebtedness evidenced by the Company's US$25 million Senior Secured Note, dated September 26, 2001, and due December 31, 2003 (subject to acceleration of maturity or mandatory prepayment), issued to Allied Capital Corporation.

         "Alternative Transaction" shall mean a transaction involving a merger, consolidation, recapitalization, reorganization or other business combination of the Company or any material Subsidiary of the Company with any Person (other than the Parent or the Purchaser), an acquisition involving all or a significant part of the capital stock or assets of the Company or any material Subsidiary of the Company by any Person (other than the Parent or the Purchaser), or a material debt or equity investment (including debt convertible into equity) in the Company or any material Subsidiary of Company, other than relating to the sale, monetization or licensing of rights to use the Company's Cleargard(R) transparent polyurethane polymer (and/or related technologies or products) that is entered into in compliance with Section 6.2 of this Agreement. An "Alternative Transaction" shall not include any refinancing permitted by Section 6.1(d)(i).

         "AMEX" shall mean the American Stock Exchange, or any successor exchange.

         "Ancillary Document" shall mean any agreement or document executed and delivered by the Company, on the one hand, or either of Parent or Purchaser (or both), on the other, in connection with or pursuant to the provisions of this Agreement or in connection with the consummation of the Merger.

         "Applicable Law" shall mean, with respect to any Person, any international, national, regional, state or local treaty, statute, law, ordinance, rule, administrative action, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority and any requirements imposed by common law or case law, applicable, through the date of this Agreement or through the Closing Date, as applicable, to such Person or any of its properties, assets, officers, directors, employees, consultants or agents (in connection with their activities on behalf of such Person or any of its Affiliates). Applicable Law includes, without limitation, Environmental Laws.

         "Arizona Code" shall have the meaning set forth in Section 2.1.

         "Arizona Real Estate" shall mean Company Owned Property consisting of parcel(s) of vacant land adjacent to the Simula Technology Center and identified as being currently subject to a contract of sale and in escrow in Section 4.18(a) of the Company Disclosure Schedule.

         "Articles of Merger" shall have the meaning set forth in Section 2.3.

         "ASD Transaction" shall mean the transactions contemplated by that certain Asset Purchase Agreement, made as of June 11, 2003, by and among Zodiac US Corporation, a Delaware corporation ("Zodiac"), the Company, and Simula Automotive Safety Devices,

Inc., an Arizona corporation ("ASD"), in which the Company caused to be sold and transferred to Zodiac and certain Affiliates of Zodiac, and Zodiac and certain Affiliates of Zodiac purchased and assumed, substantially all of the assets and certain liabilities of ASD and Simula Automotive Safety Devices, Limited, a limited liability company incorporated in England and Wales ("ASD UK").

         "best efforts", "reasonable best efforts", "commercially reasonable best efforts" and "commercially reasonable efforts", and any variations of such terms, when utilized in this Agreement or in any of the Ancillary Documents, shall mean, with respect to any Person obligated to fulfill, perform or satisfy a related covenant, duty or obligation, that the level of effort required of such obligated Person with respect to fulfilling, performing or satisfying such related covenant, duty or obligation is the lawful efforts that a reasonable business entity would undertake or make in good faith under similar circumstances in light of commonly accepted commercial practices which afford all parties to the transaction or agreement fair treatment, but shall require such obligated Person to expend only that amount of funds that a reasonable business Person would expend to achieve the desired result or effect.

         "Budget and Forecast" shall mean the Company's budget and forecast provided to the Parent on August 29, 2003.

         "Business Day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Applicable Law or executive order to close in the state of New York.

         "Cash Consideration Percentage" shall mean a percentage designated by the Parent in a written notice to the Company, given not later than the Merger Consideration Calculation Time, which percentage shall not be less than 20%; provided, however, that the Parent may at any time prior to the Effective Time revoke any prior written notice to the Company designating such percentage as the Cash Consideration Percentage provided that the Parent, pursuant to such written notice of revocation to the Company, designates the Cash Consideration Percentage to be one hundred percent (100%), which such subsequent designation shall be irrevocable.

         "Change in the Company Recommendation" shall have the meaning set forth in Section 6.3(b).

         "CIT Debt" shall mean the indebtedness evidenced by the Revolving Line of Credit extended by CIT Group, Inc. to the Company, currently due September 30, 2003 (subject to acceleration of maturity or mandatory prepayment).

         "Closing" shall have the meaning set forth in Section 2.2.

         "Closing Date" shall have the meaning set forth in Section 2.2.

         "Closing Date Payments" shall mean the Debt Pay-Off Amount plus the amount of any Company's Transaction Fees.

         "COBRA" shall mean the Consolidated Omnibus Reconciliation Act of 1985.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Company Benefit Plan" shall have the meaning set forth in Section
4.11.

         "Company Common Stock" shall have the meaning set forth in the recitals to this Agreement.

         "Company Common Stock Certificates" shall have the meaning set forth in
Section 3.4(a).

         "Company Disclosure Schedule" shall have the meaning set forth in the preamble to Article IV.

         "Company's Failure to Ship" shall mean the failure of the Company to ship Monitored Products due to circumstances that are reasonably under the Company's control, such as manufacturing delays and the failure to procure sufficient raw materials from suppliers (other than suppliers which are the sole suppliers of such raw materials or with whom the Company is contractually obligated to exclusively purchase such raw materials), but, for the avoidance of doubt, excluding any circumstances that constitute a Force Majeure.

         "Company Intellectual Property" shall have the meaning set forth in
Section 4.13(b).

         "Company Leased Property" shall have the meaning set forth in Section 4.18(a).

         "Company Leases" shall have the meaning set forth in Section 4.18(a).

         "Company MAC" shall have the meaning set forth in the preamble to
Article IV.

         "Company Owned Property" shall have the meaning set forth in Section 4.18(a).

         "Company Real Property" shall have the meaning set forth in Section 4.18(a).

         "Company Permits" shall have the meaning set forth in Section 4.14.

         "Company Preferred Stock" shall have the meaning set forth in Section 4.4(a).

         "Company Reports" shall have the meaning set forth in Section 4.7(a).

         "Company" shall have the meaning set forth in the Preamble to this Agreement.

         "Company Litigation" shall have the meaning set forth in Section 4.8.

         "Company Material Contracts" shall have the meaning set forth in
Section 4.16.

         "Company Shareholder Approval" shall have the meaning set forth in
Section 4.2.

         "Company Termination Notice" shall have the meaning set forth in the preamble to Article V.

         "Company's Transaction Fees" shall mean the aggregate amount of any (without duplication) out-of-pocket costs, fees, or expenses incurred by the Company in connection with the negotiation and preparation of this Agreement and the consummation of the Merger with respect to which the Company has control over such costs, fees or expenses but which remain unpaid by the Company as of the Merger Consideration Calculation Time, including, but not limited to:

         (i) all fees and expenses payable by the Company to the Company's Financial Advisors;

         (ii) all of the Company's proxy solicitation fees and expenses, SEC filing fees, and printing costs;

         (iii) all of the Company's legal fees and expenses (including any filing fees relating to the HSR Act or any Non-US Anti-Trust Law to the extent the Company is required to pay such fees pursuant to Section 6.4(g));

         (iv) all of the Company's management change of control contract payments, retention bonuses (with respect to agreements in effect at the Merger Consideration Calculation Time, whether or not due and payable before or after the Closing Date) and severance payments (other than any amounts related to the Omitted Restructuring Costs), including any Tax gross-up amounts and excise Taxes payable by the Company resulting from such payments (other than any amounts related to the Omitted Restructuring Costs), in each case where such payments were initiated as a result of the Company's actions prior to the Merger Consideration Calculation Time at the Company's sole discretion (excluding any severance payments or charges relating to the termination of any employees of the Company resulting from the Merger or after the Merger Consideration Calculation Time);

         (v) all of the Company's fees and expenses relating to the Company's due diligence investigation of the Parent and Purchaser;

         (vi)     all of the Company's accounting fees and expenses; and

         (vii) all of the fees and expenses of the Company's Tax advisors and consultants (but not including any liability for Taxes nor any fees and expenses incurred by the Company in connection with the 338(g) Election and the preparation and filing of the 338(g) Election Form).

         The fees and expenses set forth in items (i), (ii) (except with respect to SEC filing fees), (iii), (v) (with respect to fees and expenses in excess of US$10,000, individually, or US$50,000 in the aggregate), (vi) and (vii) of this definition shall be as set forth on a final invoice or invoices submitted by the Company to the Parent immediately prior to the

Merger Consideration Calculation Time, which invoice or invoices shall set forth all of the Company's Transaction Fees (a) actually incurred through the close of business on such date and which remain unpaid by the Company through the close of business on such date, (b) reasonably estimated by the Company to be incurred by the Company following the Merger Consideration Calculation Time and prior to the Effective Time, and (c) reasonably estimated by the Company to be incurred by the Company after the Effective Time, all of which shall have been reviewed and approved by the Company at the time of delivery of such invoice or invoices.

         "Company Updates" shall have the meaning set forth in the preamble to
Article IV.

         "Copyright" shall have the meaning set forth in the definition of "Intellectual Property".

         "Deadline Date" shall have the meaning set forth in Section 8.2(a).

         "Debt Pay-Off Amount" shall mean, without duplication of any amounts which will reduce the Total Consideration pursuant to Sections 3.3(a) or 3.3(b) and as described in Part B of Schedule I hereto, an amount equal to the aggregate outstanding principal of the Funded Indebtedness, and all accrued, but unpaid (x) interest, fees, charges, lender make-whole payments, prepayment penalties, and other penalties on the Funded Indebtedness, and (y) costs, fees, and expenses incurred (after the date of this Agreement and prior to the Merger Consideration Calculation Time) in connection with any refinancing of the Funded Indebtedness, calculated as of the Merger Consideration Calculation Time and as reasonably estimated through the Closing Date in accordance with Section 3.3(b), less the aggregate amount of any cash in any bank accounts or bank lock boxes of the Company or any of its Subsidiaries as of the close of business at the Merger Consideration Calculation Time.

         "Disclosure Materials" shall have the meaning set forth in Section
5.13.

         "Divestiture Agreements" shall have the meaning set forth in Section 4.16(a).

         "DOJ" shall mean the Department of Justice of the United States, or any successor department thereto.

         "Effective Time" shall have the meaning set forth in Section 2.3.

         "8% Notes" shall mean the Company's 8% Senior Subordinated Convertible Notes due May 1, 2004 (subject to acceleration of maturity or mandatory prepayment).

         "8% Notes Debt" shall mean the indebtedness evidenced by the 8% Notes.

         "Eligible Option" shall have the meaning set forth in Section
3.3(a)(ii).

         "Eligible Option Exercise Proceeds" shall mean the aggregate exercise price of all Eligible Options plus the aggregate unpaid purchase price for any shares of Company

Common Stock issuable pursuant to the terms and conditions of the ESPP pursuant to Section 3.3(d)(ii).

         "Encumbrance" shall mean any claim, lien, charge, security interest, pledge, mortgage, or any other restriction or encumbrance of any kind or nature.

         "Environmental Claim" means any claim, order, investigation, action, suit, proceeding, injunction, demand, citation, summons, directive, fine, penalty, assessment or violation of or under any Environmental Laws or relating to any Environmental Matters, including, without limitation, any claim, order, investigation, action, suit, proceeding, injunction, demand, citation, summons, directive, fine, penalty, assessment or violation brought or issued by any Governmental Authority, and any notice, whether oral or written, advising the applicable Person of any of the foregoing or of any fact, event or condition which could reasonably be the basis for the assertion of any of the foregoing.

         "Environmental Law" shall mean all applicable laws, statutes, enactments, orders, regulations, rules and ordinances of any Governmental Authority relating to Environmental Matters, including, without limitation (as applicable), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act, 29 U.S.C. Section 653 et seq.

         "Environmental Lien" shall mean any Encumbrances (except for Permitted Encumbrances), whether recorded or unrecorded, in favor of any Governmental Authority, relating to any liability of the Company or any of its Subsidiaries with respect to an Environmental Claim.

         "Environmental Matters" means any matter arising out of or relating to pollution or protection of human health, safety, the environment, natural resources or laws relating to releases or threatened releases of Hazardous Substances into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" shall mean any Person which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with any other Person within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or is under "common control" with such Person, within the meaning of Section 400l(a)(14) of ERISA.

         "Escrow Agent" shall mean The Bank of New York, in its capacity as escrow agent pursuant to the Escrow Agreement.

         "Escrow Agreement" shall mean that certain Escrow Agreement, dated July 23, 2003, by and among the Parent, the Company, and The Bank of New York.

         "Escrow Release Letter" shall have the meaning set forth in Section
6.14.

         "ESPP" shall have the meaning set forth in Section 3.3(d)(ii).

         "Exchange Act" shall mean the Securities Exchange Act of 1934.

         "Exchange Agent" shall have the meaning set forth in Section 3.4(a).

         "Exchange Fund" shall have the meaning set forth in Section 3.4(a).

         "Failure Rate" shall mean the quotient of (a) the total number of units of such Monitored Product delinquent due to the Company's Failure to Ship within any Production Period during the Total Production Period in accordance with the Schedule of Production divided by (b) the total number of units of such Monitored Product scheduled to be shipped during the Total Production Period, with the resulting quotient multiplied by 100 and expressed as a percentage.

         "Financial Advisor" shall have the meaning set forth in Section 4.19.

         "Force Majeure" shall mean, with respect to any Person, changes, effects, circumstances or delays arising from war, riots, embargo, acts of God, insurrections, floods, common carrier transportation disruptions (for which no other commercially reasonable transportation is available), fires, explosions, acts of terrorism or other catastrophes beyond the control of and without the fault of such Person.

         "Form S-4" shall have the meaning set forth in Section 4.26.

         "FTC" shall have the meaning set forth in Section 6.4(c).

         "Funded Indebtedness" shall mean, collectively: (a) the CIT Debt, the Allied Debt, the 8% Notes Debt, the 9 1/2% Notes Debt, and the Rosestone Debt, together with any refinancings thereof entered into by the Company or any of its Subsidiaries prior to the Merger Consideration Calculation Time; (b) any additional indebtedness for borrowed money or capital leases entered into by the Company or any of its Subsidiaries after June 30, 2003, and prior to the Merger Consideration Calculation Time; and (c) any financing of insurance premiums incurred by the Company or any of its Subsidiaries after June 30, 2003, and prior to the Merger Consideration Calculation Time (without duplication of any amounts which will reduce the Total Consideration pursuant to Section 3.3(a) and as described in Part B of Schedule I hereto).

         "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time.

         "Governmental Authority" shall mean any domestic, international, national, territorial, regional, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission, arbitrator or arbitration panel, or tribunal, or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Governmental Contract" shall mean any contract with any Governmental Authority, any branch of the U.S. or foreign military, or any police or fire department or other first responder, and any contractor, subcontractor, or supplier of any of the foregoing.

         "Hazardous Substances" means any chemicals, materials or substances which are defined or regulated as dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or as a pollutant or contaminant under any Environmental Law, including but not limited to urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         "Indemnified Person" shall have the meaning set forth in Section
6.8(a).

         "Indemnified Losses" shall have the meaning set forth in Section
6.8(a).

         "Intellectual Property" shall mean any United States, foreign, international and state patents and patent applications, industrial design registrations, certificates of invention and utility models (collectively, "Patents"); material unregistered trademarks and service marks, trademark and service mark registrations and applications, material trade names and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); material Internet domain names; material unregistered copyrights, and copyright registrations and applications (collectively, "Copyrights"); Software, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies (collectively, "Trade Secrets").

         "Knowledge", "know", "known", "to the knowledge of", and all variations thereof and other words of similar meaning, whether or not capitalized, when used with respect to:

         (a) the Company or any of its Subsidiaries, shall be deemed to refer to the (i) actual knowledge and/or awareness of Bradley P. Forst, Joseph W. Coltman and John Jenson, after due inquiry; and (ii) the actual knowledge and/or awareness of the following officers and employees of the Company and its Subsidiaries, after due inquiry of any current employees of the Company and its Subsidiaries who report to any of the following officers and employees of the Company and its
         Subsidiaries: Larry Noble, Tom Riggs, Michael Haerle, Donald Dutton, Val Horvatich, Ken Bauman, William H. Rogers, John P. Olson, Joe Shane, Mick

         Horton, and Mark Cavanaugh; provided that in each case, with respect to the directors, officers and employees of the Company and its Subsidiaries listed in this item (a), any knowledge acquired by any such Person following termination of employment shall not be deemed to be actual knowledge of any remaining director, officer, or employee of the Company or its Subsidiaries, or the Company.

         (b) the Parent, Purchaser, or any of their respective Subsidiaries, shall be deemed to refer to the (i) actual knowledge and/or awareness of Warren B. Kanders and Robert R. Schiller and after due inquiry; and (ii) actual knowledge and/or awareness of the following officers and employees of the Parent and its Subsidiaries, after due inquiry of any current employees of the Parent and its Subsidiaries who report to any of the following officers and employees of the Parent and its Subsidiaries: Phil Baratelli, Steven Croskrey, Gary Allen, Glenn Heiar, Dennis Lang, David Rummell, Tony Russell, Robert Mecredy, and Tony Crayden and the following consultant to the Parent and its Subsidiaries: Gary Julien; provided that in each case, with respect to the directors, officers and employees of the Parent and its Subsidiaries listed in this item (b), any knowledge acquired by any such Person following termination of employment shall not be deemed to be actual knowledge of any remaining director, officer, or employee of the Parent or its Subsidiaries, or the Parent.

         "Material Adverse Change" shall mean, when used with respect to:

         (a) the Company or any of its Subsidiaries, any change in the condition (financial or otherwise), results of operations, assets, liabilities, properties or business of the Company, or any of its Subsidiaries, which individually or in the aggregate (taking into account all other such changes), materially and adversely affects, or is reasonably likely to materially and adversely affect, the condition (financial or otherwise), results of operations, assets, liabilities, properties or business of the Company and its Subsidiaries, taken as a whole, including, but not limited to:

                  (i) the termination or amendment of any written contract, purchase order, or customer order to which the Company or any of its Subsidiaries is a party as of the date hereof for any reason (including the failure to obtain, prior to the Effective Time, the consent of any party thereto other than the Company or any of its Subsidiaries which is required to be obtained by the terms of such contract as a result of the consummation by the Company of the transactions contemplated by this Agreement or the Ancillary Documents, including the Merger), but excluding a Governmental Authority's exercise of a non-appropriation clause contained in any such contract for products (other than spare parts) to be provided by or services to be rendered by the Company or any of its Subsidiaries after the date hereof, which terminations or amendments, individually or in the aggregate, are reasonably likely to result in a loss of anticipated Company revenues from the date hereof through December 31,

                  2004, (net of the anticipated aggregate amount of Company revenues from the date hereof through December 31, 2004, that are reasonably likely to result from any new written contracts, purchase orders, or customer orders entered into or received by the Company or any of its Subsidiaries from the date hereof through the Effective Time (but excluding spare parts and the Army SAPI Bid), which revenues were not included in the Budget and Forecast for the period beginning on the date hereof and continuing through December 31, 2004), in excess of US$10,000,000; or

                  (ii) The Failure Rate with respect to any Monitored Product scheduled for shipment during the Total Production Period shall exceed twenty five percent (25%), determined as of the last day of the Total Production Period; or

                  (iii) Army SAPI MAC shall mean the occurrence of all of the following prior to the Closing Date:

                           (A) receipt by the Company or any of its Subsidiaries prior to the Closing Date of official notice ("Company Non-Selection Notice", a copy of which shall promptly be delivered to Parent) from the Army SAPI Contracting Organization pursuant to FAR
                           15.506 that, for any reason, the bid of the Company or any of its Subsidiaries is not in the competitive range and has received no portion of an award with respect to Army SAPI Bid (DSCP Solicitation Number SP0100-03-R-0007, such Solicitation being referred to as the "Army SAPI Bid"); and

                           (B) receipt by Parent or any of its Subsidiaries prior to the Closing Date of official notice ("Parent Non-Selection Notice", a copy of which shall promptly be delivered to Company) from the Army SAPI Contracting Organization pursuant to FAR 15.506 that, for any reason, the bid of the Parent or any of its Subsidiaries is not in the competitive range and has received no portion of an award with respect to the Army SAPI Bid; and

                           (C) in the event that (A) and (B) above occur, the Parent shall have the right to declare a Material Adverse Change and terminate the Merger Agreement by written notice to the Company ("MAC Termination Notice"), given within three Business Days following the later of receipt by Parent of a copy of the Company Non-Selection Notice and the Parent Non-Selection Notice, such termination to be effective on the third Business Day following the date the MAC Termination Notice is given to the Company; provided, however, (i) the Company may deliver to Parent a notice in writing that the Parent shall delay the effective date of the MAC Termination Notice for a period of fifteen (15) days, without prejudice of the rights of the Parent hereunder, in order to allow the Company to investigate the official reason for the Army SAPI Contracting Organization issuance of the Company Non-Selection Notice; and (ii) within such fifteen (15) day period the Company shall provide to the Parent information provided by the Army SAPI Contracting Organization obtained by the Company at the formal debriefing, as well as actions proposed by the Company intended to remedy the determination of the Army SAPI Contracting Activity that the Company was not in the competitive range, and/or to obtain future awards from the Army. The Parent may, upon review of the information provided by the Company, in Parent's sole discretion, either
                           a) waive the Material Adverse Change and withdraw its MAC Termination Notice and consummate the Merger in accordance with the Merger Agreement, b) reaffirm its MAC Termination Notice and terminate the Merger Agreement forthwith, or c) if acceptable to the Company delay the effective date of the MAC Termination Notice for such additional period as Parent, in it's sole discretion, may determine to allow the Company to remedy the Company Non-Selection, and

                           (D) notwithstanding (A), (B), or (C), any delay in making an award with respect to the Army SAPI Bid beyond the Closing Date, any expiration of the Army SAPI Bid prior to the Closing Date, or any re-solicitation of the Army SAPI Bid prior to the Closing Date, shall not, of itself, constitute a Material Adverse Change.

or

         (b) the Parent, Purchaser, or any of their respective Subsidiaries, any change in the condition (financial or otherwise), results of operations, assets, liabilities, properties or business of the Parent, Purchaser, or any of their respective Subsidiaries, which individually or in the aggregate (taking into account all other such changes), materially and adversely affects, or is reasonably likely to materially and adversely affect, the condition (financial or otherwise), results of operations, assets, liabilities, properties or business of the Parent, Purchaser, and their respective Subsidiaries, taken as a whole;

provided that a Material Adverse Change:

         (1) shall not be deemed to have occurred with respect to the Company or any of its Subsidiaries with respect to or relating to any matter which is the subject of paragraphs (a)(i), (a)(ii) or (a)(iii) above unless and until the specific circumstances outlined above in paragraphs (a)(i), (a)(ii) or (a)(iii) occur and constitute a Material Adverse Change or when aggregated together with any other breach of any representation, warranty, covenant, or agreement by the Company, otherwise constitutes a Material Adverse Change with respect to the Company; and

         (2) shall not (with respect to any Person or any of its Subsidiaries) include any change, effect, condition, event or circumstance occurring after the date hereof arising out of or attributable to:

                  (aa) any decrease in the market price of a Person's securities in and of itself (but not any change, effect, conditions, event or circumstance underlying such decrease to the extent that it would otherwise constitute a Material Adverse Change);

                  (bb) changes, effects, conditions, events or circumstances that generally affect any of the defense, aviation (military, public safety, civilian, or commercial), aerospace (military, public safety, civilian, or commercial), marine (military, public safety, civilian, or commercial), automotive or ground vehicle (military, public safety, civilian, or commercial) or personnel (military, public safety, civilian, or commercial) safety systems industries of which the Person is a member (including legal and regulatory changes) (provided that any such change, effect or circumstance does not affect the affected Person in a materially disproportionate manner);

                  (cc) general economic conditions or changes, effects, conditions, or circumstances affecting the financial markets (provided that any such change, effect or circumstance does not affect the affected Person in a materially disproportionate manner);

                  (dd) general economic conditions or changes, effects, conditions, or circumstances arising from a Force Majeure and which are not primarily limited in their effect to such Person's operations, assets, liabilities, properties or business (provided that any such change, effect or circumstance does not affect the affected Person in a materially disproportionate manner);

                  (ee) changes to the affected Person which the affected Person successfully bears the burden of demonstrating arose primarily (or with respect to paragraph (a) (iii), solely) from the announcement or performance of this Agreement; or

                  (ff) the actions of any Person (or their Subsidiaries, Affiliates, or any of their respective Representatives), who is a party to this Agreement and who claims that a Material Adverse Change has occurred with respect to any other Person (who is not a Subsidiary or Affiliate of the Person claiming that a Material Adverse Change has occurred but who is also a party to this Agreement), which leads to or precipitates any such change, effect, condition, event or circumstance, directly or indirectly, that would constitute a Material Adverse Change ("Precipitating Conduct"), provided however, that Precipitating Conduct shall not include fair and lawful competition in the ordinary course of its business unless the affected Person successfully bears the burden of demonstrating that such competition by the non-affected Person was unfair, unlawful or materially violated any agreement between the affected Person (or any of its Subsidiaries) and the non-affected Person (or any of its Subsidiaries);

         provided, however, the foregoing provisos (2)(aa) - (2)(ee), inclusive, shall not apply to paragraph (a)(ii) of this definition and the foregoing provisos (2)(aa) - (2)(dd), inclusive, shall not apply to paragraphs (a)(i) or
(a)(iii) of this definition.

         "Material Adverse Effect" shall mean any event or condition of any character which results in, has resulted in, or could reasonably be expected to result in, a Material Adverse Change on the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of a Person and its Subsidiaries, taken as a whole, or would prevent or unreasonably delay consummation of the transactions contemplated hereby.

         "Merger" shall have the meaning set forth in the in the recitals to this Agreement.

         "Merger Consideration" shall have the meaning set forth in Section 3.3(a)(i).

         "Merger Consideration Calculation Time" shall mean 5:00 p.m. (Phoenix time) on the day that is five (5) Business Days prior to the anticipated Closing Date.

         "Monitored Products" shall mean the SAPI-Marines, SAPI-Army (other than with respect to the Army SAPI Bid), Seats (Cockpit and Troop), and Cockpit Airbag Systems ("CABS") product lines of the Company (but excluding in all cases spares).

         "9 1/2% Notes Debt" shall mean the indebtedness evidenced by the 9 1/2% Notes.

         "9 1/2% Notes" shall mean the Company's 9 1/2% Senior Subordinated Notes due September 30, 2003 (subject to acceleration of maturity or mandatory prepayment).

         "Non-U.S. Anti-Trust Law" shall mean any anti-trust or similar law of any Governmental Authority (other than a Governmental Authority within the United States), including Article 6(1)(b) or 8(2) of Council Regulation No. 4064/89 of the European Community.

         "NYSE" shall mean the New York Stock Exchange, or any successor exchange.

         "O&D Tail Insurance" shall have the meaning set forth in Section 6.8(b)(i).

         "Option Cancellation Agreement" shall have the meaning set forth in
Section 3.3(a)(ii).

         "Option Plan(s)" shall have the meaning set forth in Section
3.3(a)(ii).

         "Outstanding Company Shares" shall mean the total number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time plus the total number of shares of Company Common Stock deemed to be issued upon exercise of all Eligible Options plus the total number of shares of Company Common Stock deemed to be issued in connection with the ESPP.

         "Parent" shall have the meaning set forth in the Preamble to this Agreement.

         "Parent Average Trading Price" shall be the mean of the average between the bid and the ask price of Parent Common Stock on the NYSE (as reported on the NYSE Composite Tape) at the close of the market for the twenty (20) consecutive trading days ending ten (10) trading days prior to the Closing Date.

         "Parent Common Stock Consideration Percentage" shall mean 100% less the Cash Consideration Percentage.

         "Parent Common Stock" shall have the meaning set forth in the recitals to this Agreement.

         "Parent-Company Confidentiality Agreement" shall mean the Confidentiality Agreement, dated January 28, 2003, between the Parent and the Company.

         "Parent Disclosure Schedule" shall have the meaning set forth in the preamble to Article V.

         "Parent Litigation" shall have the meaning set forth in Section 5.7.

         "Parent MAC" shall have the meaning set forth in the preamble to
Article V.

         "Parent Preferred Stock" shall have the meaning set forth in Section 5.4(a).

         "Parent Reports" shall have the meaning set forth in Section 5.6.

         "Parent Specified Line of Business" shall mean (i) the provision of security products, training or services to civilian and military law enforcement agencies and corrections departments, homeland security providers, U.S. and foreign militaries, Governmental Authorities, non-governmental organizations, fire departments and other first responders; and (ii) the provision of vehicle armoring systems to individuals, companies and the other Persons described in
(i) above.

         "Parent Termination Notice" shall have the meaning set forth in the preamble to Article IV.

         "Parent Transaction Expenses" shall mean the aggregate amount (without duplication) of all reasonable, documented, out-of-pocket costs, fees, or expenses incurred by the Parent in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and with respect to which Parent has control over such costs, fees and expenses, all as such costs, fees or expenses shall have been incurred by the Parent commencing on July 23, 2003, and ending on the earlier to occur of (a) termination of this Agreement or (b) acceptance by the Company of an Unsolicited Offer:

         (i) the reasonable, documented, out-of-pocket expenses incurred by Wachovia Securities, Inc. in connection with the negotiation and preparation of this Agreement and the consummation of the Merger (other than the expenses generally described in item (ii) below), which are reimbursable to such investment advisor by Parent pursuant to a binding agreement on the Parent as of the date of this Agreement (but not any other fees of such investment advisor, howsoever described, except as set forth in item (ii) of this definition);

         (ii) up to but not exceeding US$250,000 of the total fees of Wachovia Securities, Inc., which are payable to such investment advisor by Parent pursuant to a binding agreement on the Parent as of the date of this Agreement, relating to the investment advisor's preparation of a "fairness opinion" for the Parent relating to the Merger;

         (iii) the other consulting, legal, Escrow Agent, Tax and accounting, printing, travel, due diligence and related fees and expenses incurred by the Parent in connection with the negotiation and preparation of this Agreement and the consummation of the Merger (including any fees incurred by Parent or the Purchaser pursuant to Section 6.4(g)); and

         (iv) if the Company breaches its obligations under Sections 8.2(d) and 8.7 and the Parent prevails in enforcing Sections 8.2(d) and 8.7 against the Company, the Parent Transaction Expenses shall include, without duplication, the interest, fees and expenses payable by the Company as described in and pursuant to the terms and conditions of the last two sentences of Section 8.7(f).

         "Parent Updates" shall have the meaning set forth in the preamble to
Article V.

         "Participating Company Shares" or "Participating Company Stock" shall mean any Outstanding Company Shares other than shares of Company Common Stock, if any, cancelled pursuant to Section 3.3(a)(iv).

         "Patents" shall have the meaning set forth in the definition of Intellectual Property.

         "Permitted Encumbrances" shall mean any and all (a) Encumbrances for Taxes and other charges or assessments of any Governmental Authority which (i) arise by operation of Applicable Law, (ii) are not due and payable at the Merger Consideration Calculation Time, and (iii) for which adequate reserves have been established on the books, records, and financial statements of the Company; (b) Encumbrances of landlords with respect to Company Leases where the Company or any of its Subsidiaries is a lessee or tenant, and all mechanics' liens, workmen's liens, common carrier liens, warehousemen's liens and other similar liens or Encumbrances incurred in the ordinary course of business for sums not yet due and payable, (c) purchase money security interests relating to the acquisition of goods in the ordinary course of business, (d) any and all restrictions, easements or other imperfections of title or Encumbrances on any Real Property or other property or asset that do not materially diminish the value thereof or materially interfere with the use thereof in the operations of the Company or any of its Subsidiaries, (e) any Encumbrances arising from or related to the Funded Indebtedness or other immaterial capital leases of the Company or its Subsidiaries, and (f) any other Encumbrances disclosed on the Company Disclosure Schedules.

         "PBGC" shall have the meaning set forth in Section 4.11(g).

         "Person," whether or not capitalized, shall mean any natural person, corporation, unincorporated organization, partnership, limited liability company, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

         "Post Signing Returns" shall have the meaning set forth in Section 6.10(a).

         "Product" shall have the meaning set forth in Section 4.25.

         "Production Period" shall mean each consecutive complete two (2) week period beginning with the two (2) week period which commences on August 31, 2003 and ends on September 13, 2003; ending with the last complete two (2) week period ending prior to the Closing Date.

         "Proxy Statement" shall have the meaning set forth in Section 4.26.

         "Proxy Statement/Prospectus" shall have the meaning set forth in
Section 6.3(a).

         "Purchaser" shall have the meaning set forth in the Preamble to this Agreement.

         "Regulatory Challenge" shall have the meaning set forth in Section 6.4(d).

         "Regulatory Law" shall have the meaning set forth in Section 6.4(c).

         "Regulatory Restrictions" shall have the meaning set forth in Section 6.4(b).

         "Reporting Requirements" shall have the meaning set forth in Section 6.2(b)(xvii).

         "Representatives" shall mean, with respect to any Person, any officer, director, employee, investment banker, advisor, consultant agent or other representative of such Person, its Subsidiaries or its Affiliates.

         "Restraints" shall have the meaning set forth in Section 7.1(b).

         "Rosestone Debt" shall mean the indebtedness evidenced by the Company's US$800,000 promissory note, dated June 13, 2000, issued to Rosestone Properties, LLC.

         "RSP" shall have the meaning set forth in Section 3.3(d)(i).

         "Schedule of Production" shall mean each two week schedule of production for any Production Period during the Total Production Period of Monitored Products attached hereto as Schedule II and which are the subject of binding customer agreements or purchase orders, subject to, and as modified from time to time by, the Company hereinafter (with written notice to the Parent) as necessary to reflect changes in planned production arising in the ordinary course of business during the Production Period which are occasioned by delays in production of any Monitored Products requested by any customer of the Company with respect to such Monitored Products.

         "SEC" shall mean the Securities and Exchange Commission of the United States.

         "Securities Act" shall mean the Securities Act of 1933.

         "Shareholder Agreement" shall have the meaning set forth in the Preamble to this Agreement.

         "Shareholders Meeting" shall have the meaning set forth in Section 4.2.

         "Software" shall mean any and all material computer programs (excluding mass market software licensed to Company that is available in consumer retail stores or otherwise commercially available and subject to "shrink-wrap" or "click-through" license agreements), including any and all related (i) software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases, compilations, and any other electronic data files, including any and all collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, technical and functional specifications, and other work product used to design, plan, organize, develop, test, troubleshoot and maintain any of the foregoing, (iv) without limitation of the foregoing, the software technology supporting any functionality contained on any Internet site(s), and (v) documentation, including technical, end-user, training and troubleshooting manuals and materials, relating to any of the foregoing.

         "Subsidiary" of any specified Person shall mean any corporation fifty percent (50%) or more of the outstanding capital stock of which, or any partnership, joint venture, limited liability company or other entity fifty percent (50%) or more of the ownership interests of which, is directly or indirectly owned or controlled by such specified Person, or any such corporation, partnership, joint venture, limited liability company, or other entity which may otherwise be controlled, directly or indirectly, by such Person.

         "Subsidiary Liquidations" shall have the meaning set forth in Section 6.15.

         "Superior Transaction" shall have the meaning set forth in Section 6.1(b).

         "Surviving Corporation" shall have the meaning set forth in Section
2.1.

         "Tax" or "Taxation" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Group" shall have the meaning set forth in Section 4.10(a).

         "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) supplied to or filed with, or required to be supplied to or filed with, a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

         "Terminating Company Breach" shall have the meaning set forth in
Section 8.4(a).

         "Terminating Parent Breach" shall have the meaning set forth in Section 8.3.

         "Total Consideration" shall mean US$ 110,500,000.

         "Total Production Period" shall mean the period beginning on the first day of the first Production Period and ending on the last day of the last Production Period.

         "Trademarks" shall have the meaning set forth in the definition of Intellectual Property.

         "Trade Secrets" shall have the meaning set forth in the definition of Intellectual Property.

         "Unsolicited Offer" shall have the meaning set forth in Section 6.1(b).

         "WARN Act" shall have the meaning set forth in Section 4.12.

         1.2 Interpretation. For purposes of this Agreement, (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation", (ii) the words "herein", "hereof", "hereby", "hereto" and "hereunder" and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules, and (iii) unless the context clearly indicates otherwise, words describing the singular number shall include the plural, and vice versa, and words denoting any gender shall include all genders. Any references herein to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement. Any reference herein to any agreement, instrument, report, filing, financial statement, balance sheet, schedule, exhibit or other document (howsoever described) means such agreement, instrument, report, filing, financial statement, balance sheet, schedule, exhibit or other document as from time to time amended, modified or supplemented, including (in the case of agreements, instruments, schedules or exhibits) by waiver or consent, and all attachments thereto and instruments incorporated therein. Any Applicable Law defined or referred to herein (i) means, if the law is a statutory law, rule or regulation, such statutory law, rule or regulation as from time to time amended, modified or supplemented or replaced by succession of comparable successor statutes, rules or regulations, in each case through the date of this Agreement or through the Closing Date, as applicable; and (ii) includes, if the law is a statutory law, all rules and regulations issued or promulgated thereunder. All references to a Person are also to such Person's permitted successors and assigns.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and the applicable provisions of the Arizona Business Corporation Act, A.R.S. ss.ss. 10-001, et. seq. (the "Arizona Code"), Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall become a wholly-owned Subsidiary of Parent. The Merger shall have the effects specified in Section 10-1106(A) of the Arizona Code. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

         2.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Kane, Kessler, P.C., 1350 Avenue of the Americas, New York, New York, on the third Business Day following the date of satisfaction (or waiver, if permissible) of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions on the Closing Date), or at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         2.3      Effective Time. On the Closing Date, the parties hereto shall
(i) file articles of merger with respect to the Merger (the "Articles of Merger") in such form as is required by and executed in accordance with the Arizona Code and (ii) make all other filings or recordings required under the Applicable Laws of the State of Arizona in connection with the consummation of the Merger. The Merger shall become effective at the date and time of filing of the Articles of Merger (or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger as may be permitted by the Arizona Code) (the "Effective Time").

         2.4 Articles of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation.

         Unless otherwise agreed by the Company and Parent prior to the Closing, at the Effective Time, without any further action on the part of Parent, Purchaser or the Company:

                  (a) The Articles of Incorporation of the Purchaser in effect immediately prior to the Effective Time shall be at and after the Effective Time the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by Applicable Law and such Articles of Incorporation; provided, however, that Article I of such Articles of Incorporation shall be amended to read as follows: "The name of the corporation is Simula, Inc.";

                  (b) The Bylaws of Purchaser as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by Applicable Law, its Articles of Incorporation and its Bylaws, as applicable) the Bylaws of the Surviving Corporation;

                  (c) The officers of the Purchaser immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (d) The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

         2.5 Section 338(g) Election. At the election of Parent, in its sole and absolute discretion, the Parent may make the election provided under
Section 338(g) of the Code (including under any comparable statutes in any other jurisdiction) with respect to all Subsidiaries of the Company. Such election (the "338(g) Election") shall be in accordance with the Code and all other Applicable Law. In the event that the Parent elects to make the 338(g) Election, the Parent shall give timely written notice thereof to the Company, and the Company shall cooperate with the Parent in order to facilitate the 338(g) Election, and the Parent shall file the appropriate IRS Form ("338(g) Election Form"). The Parent shall specify the calculations which shall be used concerning
(i) the assets deemed purchased pursuant to the 338(g) Election contained in this Section 2.5, (ii) the computation of the Modified Aggregate Deemed Sale Price ("MADSP") and the Adjusted Gross-Up Base, each as defined pursuant to the Code, and (iii) the allocation of the MADSP among the assets of the Company and its Subsidiaries. The Parent shall choose the accounting and Tax advisors to assist in the preparation and filing of the 338(g) Election Form. Upon submission by the Company of proper invoices or other similar documentation prior to the Merger Consideration Calculation Time, the Parent shall pay the reasonable fees, costs and expenses incurred by the Company in connection with the 338(g) Election and the preparation and filing of the 338(g) Election Form (including reasonable advisory and consulting fees, costs and expenses), and such amounts shall not be deducted from the Total Consideration or the Merger Consideration.

                                   ARTICLE III

         EFFECT OF THE MERGER ON SECURITIES OF PURCHASER AND THE COMPANY

         3.1 Parent Securities. Each share of capital stock of Parent issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

         3.2 Purchaser Securities. At the Effective Time, each share of common stock, par value US$.01 per share, of Purchaser that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value US$.01 per share, of the Surviving Corporation.

         3.3      Company Common Stock.

                  (a)      Company Common Stock.

                                    (i)      At the Effective Time, each
                  Participating Company Share shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the following (the "Merger Consideration"):

                                             (A)      an amount of cash equal to
                           the quotient of: (i) the product of (a) the Total Consideration (as increased by the amounts described in Part A of Schedule I and decreased by the amounts described in Part B of Schedule I, as increased by the Eligible Option Exercise Proceeds, and as decreased by the Closing Date Payments) multiplied by
                           (b) the Cash Consideration Percentage, divided by
                           (ii) the aggregate number of Participating Company Shares; and

                                             (B)      the number of shares, or
                           fraction thereof, of Parent Common Stock, equal to the quotient of: (i) ((a) the product of (1) the Total Consideration (as increased by the amounts described in Part A of Schedule I and decreased by the amounts described in Part B of Schedule I, as increased by the Eligible Option Exercise Proceeds, and as decreased by the Closing Date Payments) multiplied by (2) the Parent Common Stock Consideration Percentage, divided by (b) the aggregate number of Participating Company Shares), divided by (ii) the Parent Average Trading Price.

                                    (ii)     At the Effective Time, each
                  outstanding option to purchase Company Common Stock granted under the Company's 1992 Stock Option Plan, 1994 Stock Option Plan, and 1999 Stock Option Plan (collectively the "Option Plans") which (a) has not previously expired or been exercised in full and (b) has an exercise price less than the Merger Consideration (each such option, an "Eligible Option"), whether or not vested or exercisable on the Closing Date, shall be deemed for the purposes of this Section 3.3 to have been exercised by "cashless exercise" immediately prior to the Effective Time for the number of shares of Company Common Stock issuable upon exercise of such Eligible Option and shall have the right to receive the Merger Consideration for each resulting Participating Company Share pursuant to
                  Section 3.3(a)(i), subject to the deduction of applicable withholding Taxes; and provided, that

                                             (A)      the cash portion of the
                           Merger Consideration payable with respect to each such Participating Company Share shall be reduced by an amount equal to (x) the exercise price of such Eligible Option multiplied by (y) the Cash Consideration Percentage; and

                                             (B)      the number of shares of
                           Parent Common Stock issued to the holder of such Participating Company Shares as a portion of the Merger Consideration with respect to such Participating Company Shares held by such holder shall be reduced by a number of shares of Parent Common Stock equal to the result of (x) the aggregate exercise price of all Eligible Options held by such holder multiplied by (y) the Parent Common Stock Consideration Percentage and divided by (z) the Parent Average Trading Price.

                           No payment of Merger Consideration with respect to an
Eligible Option shall be made to the holder of such Eligible Option until receipt by the Exchange Agent of an Option Cancellation Agreement, in a form mutually acceptable to the Company and the Parent ("Option Cancellation Agreement"), with respect to all Eligible Options signed by the holder of such Eligible Option. The Exchange Agent shall be required to deliver to the Surviving Corporation all such executed Option Cancellation Agreements promptly after receipt.

                                    (iii)    As a result of the Merger and
                  without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a share of Company Common Stock (other than the Company, the Parent, and the Purchaser) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except with respect to holders of Participating Company Shares, the right to receive, without interest, the Merger Consideration in accordance with Section
                  3.3 upon the surrender of a certificate or certificates representing such shares of Company Common Stock (if any such certificates had been issued by the Company with respect to such shares of Company Common Stock).

                                    (iv)     At the Effective Time, each share
                  of Company Common Stock held by the Parent or the Purchaser or held in the Company's treasury at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and retired without payment of any Merger Consideration or any other consideration therefor.

                                    (v)      If the aggregate number of shares
                  of Parent Common Stock to be delivered to any holder of Participating Company Shares as a portion of the Merger Consideration includes any fractional shares, the aggregate number of shares of Parent Common Stock to be delivered to such holder of Participating Company Shares shall be rounded down to the nearest whole number of shares of Parent Common Stock and, if so rounded down, such holder of Participating Company Shares shall receive, in lieu of the fractional shares not delivered due to such rounding, a cash payment therefor pursuant to Section 3.4(e).

                  (b) Parent will: (i) on or after the Effective Time, pay off any and all amounts due and owing with respect to the Funded Indebtedness, including but not limited to the aggregate outstanding principal amount of, and all accrued, but unpaid, interest, fees, charges and penalties on, the Funded Indebtedness, to the holders thereof in accordance with the terms and conditions of the notes, agreements, documents and/or instruments evidencing the Funded Indebtedness in a timely manner when due (including any mandatory redemption thereof); and (ii) at Closing, pay off any and all amounts of the Company's Transaction Fees which have accrued, or are due and owing, but remain unpaid and outstanding immediately prior to the Closing (which may include a reasonable estimate of unbilled expenses, up to seven (7) days reasonably estimated legal fees prior to the Closing, and a reasonable estimate of potential post-Closing legal fees and expenses). No later than the Merger Consideration Calculation Time, the Company shall provide Parent with such bills, invoices and other supporting documentation as Parent may reasonably request in respect of the Company's Transaction Fees, and with payoff letters from each holder of, or trustee with respect to, Funded Indebtedness (if available from such holder or trustee or, if unavailable, in such form as reasonably acceptable to Parent), or such other evidence acceptable to the Parent of the aggregate outstanding amount of any portion of the Funded Indebtedness. If a payoff letter cannot be obtained with respect to any Funded Indebtedness, the payoff amount of such Funded Indebtedness shall be calculated pursuant to the terms of the notes, agreements, documents, indentures, and/or instruments evidencing such Funded Indebtedness, or after consultation with the holders of such Funded Indebtedness.

                  (c)      Option Plan(s).

                                    (i)      At the Effective Time, all Option
                  Plans shall be terminated by the Company and all Options and certificates representing Options, if any, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of an Option (and of a certificate representing an Option, if any) shall cease to have any rights with respect thereto, other than and subject to the rights of holders of Eligible Options to receive the Merger Consideration pursuant to Section 3.3(a)(ii).

                                    (ii)     The Company's board of directors,
                  or any committee appointed by the Company's board of directors to administer the Option Plans, shall take any and all actions reasonably required to vest and make fully exercisable all of the Eligible Options granted under the Option Plans and to provide all of the holders of such Eligible Options with the right to exercise all of such Eligible Options regardless of whether such Eligible Options were exercisable on the date of this Agreement.

                  (d)      Restricted Stock Plan and Employee Stock Purchase
Plan.

                                    (i)      The Company's 1992 Restricted Stock
                  Plan (the "RSP") shall terminate.

                                    (ii)     The Company's Employee Stock
                  Purchase Plan adopted on June 20, 1996 (the "ESPP") shall terminate and be liquidated. As of the Effective Time, each of the purchase rights to purchase a share of Company Common Stock granted or awarded under the ESPP, whether or not vested or exercisable on the date of this Agreement, shall become fully vested and exercised immediately prior to the Effective Time and shall be deemed to be a Participating Company Share and retired and converted at the Effective Time into the right to receive the Merger Consideration pursuant to Section 3.3(a), subject to (A) the Surviving Corporation's withholding by payroll deduction of the unpaid purchase price therefor pursuant to the terms and conditions of the ESPP, and (B) the deduction of applicable withholding Taxes, if any.

         3.4      Exchange of Certificates Representing Company Common Stock.

                  (a) On or prior to the Closing, (i) Parent shall appoint Bank of America, N.A., to act as exchange agent (the "Exchange Agent") hereunder for payment of the Merger Consideration to the holders of the Participating Company Stock upon surrender of certificates representing any shares of Company Common Stock cancelled pursuant to Section 3.3(a) (the "Company Common Stock Certificates") and the delivery of Option Cancellation Agreements; and (ii) Parent shall enter into an agreement with the Exchange Agent reasonably satisfactory to the Company which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Participating Company Stock, the aggregate Merger Consideration for exchange in accordance with this Article III through the Exchange Agent, including certificates representing the aggregate number of whole shares of Parent Common Stock issuable pursuant to Section 3.3 in exchange for outstanding shares of Participating Company Stock and an amount of cash equal to the aggregate cash amount payable to the holders of Participating Company Stock pursuant to the terms of Section 3.3 (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter collectively referred to as the "Exchange Fund").

                  (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Participating Company Stock whose Participating Company Stock was converted into the right to receive the Merger Consideration pursuant to Section 3.3: (i) a letter (in such form and having such provisions as are customary for letters of this nature) specifying that delivery of the Participating Company Stock shall be effected, and risk of loss and title to Participating Company Stock shall pass, only upon delivery of the Company Common Stock Certificates or Option Cancellation Agreements to the Exchange Agent, as applicable, together with a form letter of transmittal; and
(ii) instructions for effecting the surrender of such Company Common Stock Certificates and delivery of Option Cancellation Agreements to the Exchange Agent in exchange for the Merger Consideration. Upon surrender of a Company Common Stock Certificate or delivery of an Option Cancellation Agreement to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent, (i) the Exchange Agent shall promptly deliver to the holder of such Participating Company Stock in exchange therefor certificates representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, certain dividends or other distributions in accordance with Section 3.4(c), and a check in the amount equal to the cash which such holder has the right to receive pursuant to the provisions of this
Article III (including any cash in lieu of any fractional shares in accordance with Section 3.4(e)), and (ii) such shares of Participating Company Stock so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on the cash payable upon surrender of any Participating Company Stock. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, exchange and payment may be made with respect to such Company Common Stock to such a transferee if the Company Common Stock Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer. The Parent or the Purchaser shall pay all applicable transfer and stamp Taxes with respect to the issuance of Parent Company Stock as payment of Merger Consideration. Until surrendered as contemplated by this Section 3.4, each Company Common Stock Certificate shall be deemed at any time after the Effective Time for all purposes, to represent only the right to receive upon surrender the Merger Consideration with respect to the shares formerly represented thereby. Notwithstanding the foregoing, Company Common Stock Certificates surrendered for, or Option Cancellation Agreements delivered for, exchange by any Person constituting an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company shall not be exchanged until Parent has received an Affiliate Letter in substantially the form attached hereto as Exhibit A ("Affiliate Letter"). From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Common Stock Certificates or Option Cancellation Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III.

                  (c) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Participating Company Stock with respect to shares of Parent Common Stock represented thereby, and no cash which such holder has the right to receive pursuant to the provisions of this Article III (including any cash payment in lieu of fractional shares pursuant to Section 3.4(e)) shall be paid to any such holder, and all such dividends, other distributions and cash shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Common Stock Certificate or delivery of the Option Cancellation Agreement in accordance with this Article III. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Common Stock Certificate or delivery of an Option Cancellation Agreement, as applicable, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of cash which such holder has the right to receive pursuant to the provisions of this Article III (including any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.4(e)) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to such surrender payable with respect to each whole share of Parent Common Stock.

                  (d) All shares of Parent Common Stock issued upon the surrender for exchange of Participating Company Stock in accordance with the terms of this Article III and any cash paid pursuant to this Article III shall be deemed to have been issued and paid at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock, theretofore represented by such Participating Company Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of the Agreement, which remain unpaid at the Effective Time.

                  (e)      (i)      Notwithstanding anything to the contrary
contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued in the Merger upon the surrender for exchange of Participating Company Stock, no dividend or distribution of Parent shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of the issuance of such fractional shares, the Exchange Agent shall pay each former holder of Participating Company Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder would otherwise be entitled by (B) the Parent Average Trading Price.

                           (ii)     As soon as practicable after the
         determination of the amount of cash, if any, to be paid to holders of Participating Company Stock with respect to any fractional share interests, the Exchange Agent shall deliver such amounts to such holders of Participating Company Stock subject to and in accordance with the terms of Section 3.4(b).

                  (f) Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Exchange Agent in respect of all such funds) that remains unclaimed by the holders of the Participating Company Stock six months after the Effective Time shall be delivered to Parent. Any holders of the Participating Company Stock who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation as general creditors for payment of any Merger Consideration, without any interest thereon, that may be payable in respect of each share of Participating Company Stock held by such holder as determined pursuant to this Agreement.

                  (g) None of Parent, the Purchaser, the Company, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Participating Company Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (h) In the event any Company Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Common Stock Certificate to be lost, stolen or destroyed, and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim which may be made against it with respect to such Company Common Stock Certificate, the Exchange Agent will issue, in each case, in exchange for such lost, stolen or destroyed Company Common Stock Certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement.

                  (i) In addition to the other deposits to be made by the Parent in the Exchange Fund, the Parent shall separately pay (a) all of the fees and expenses of the Exchange Agent, and (b) all of the fees and expenses related to the preparation, handling and mailing of 1099 Tax forms with respect to payments from the Exchange Fund.

                  (j) In the event that any amounts are withheld for the payment of Taxes as permitted by this Agreement from any payments from the Exchange Fund to a holder of the Participating Company Stock in respect of which such deduction and withholding was made, such withheld amounts shall be held in trust and paid in a timely manner to the applicable Governmental Authorities on account of such Tax liabilities and treated for all purposes of this Agreement as having been paid to the holder of the Participating Company Stock in respect of which such deduction and withholding was made.

         3.5 Adjustment of Merger Consideration. If, subsequent to the date of determination of the Parent Average Trading Price but prior to the Effective Time, the number or class of outstanding shares of Parent Common Stock is changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, then the Merger Consideration shall be adjusted accordingly to provide to the holders of Participating Company Stock the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction.

         3.6 Effect of Parent Election Of All Cash Merger Consideration; Automatic Amendment of Certain Provisions of Agreement. In the event that Parent shall irrevocably elect to designate the Cash Consideration Percentage to be one hundred percent (100%), then, notwithstanding any other provision of this Agreement to the contrary and without further notice to, or the consent or agreement of, any party to this Agreement, the following Sections, Subsections, clauses, Schedules or Exhibits of or to this Agreement shall be automatically deemed to be amended in the manner set forth herein ab initio and deleted in their entirety from this Agreement, or if less than in their entirety, in part as described below; and no party to this Agreement shall have any right to receive a Company Update or Parent Update with respect to any such Sections, Subsections, clauses, Schedules or Exhibits of or to this Agreement; and any inaccuracy contained in any such Sections, Subsections, clauses, Schedules or Exhibits, or amended portion thereof, of or to this Agreement, any breach thereof, or any failure to satisfy any condition therein by any party to this Agreement, shall be deemed to be waived by all of the parties to this Agreement and shall not constitute a breach of this Agreement, a Material Adverse Change, a Material Adverse Effect, a basis for any assertion of any duty, liability or obligations of, or claim, demand or suit against, any party to this Agreement, a condition to the obligations of any party to this Agreement to consummate the Merger, or a reason or event by or pursuant to which this Agreement may be terminated by any party to this Agreement:

                  (a)      Representations and Warranties of the Company:
Section 4.26, but only with respect to clause (a) thereof relating to the Form S-4, together with any Schedules or Exhibits set forth therein and any sections or subsections of the Company Disclosure Schedule or Company Updates relating thereto;

                  (b)      Representations and Warranties of the Parent and
Purchaser: Throughout Article V, any references to the Parent's Subsidiaries or Affiliates (other than the Purchaser); Subsection 5.1(b); the following clauses of Section 5.3 - (b)(i) and (b)(ii); Sections 5.4, 5.6, 5.7 (except with respect to any Parent Litigation or orders of Governmental Authorities which would challenge, enjoin, prevent, hinder or delay any of the transactions contemplated by the Agreement or the Parent's or Purchaser's performance of their respective obligations under this Agreement and the Ancillary Documents), 5.8 (except with respect to any event, condition, circumstance or state of facts that constitutes a Material Adverse Change or Material Adverse Effect and which would challenge, enjoin, prevent, hinder or delay any of the transactions contemplated by the Agreement or the Parent's or Purchaser's performance of their respective obligations under this Agreement and the Ancillary Documents), 5.10 (except with respect to any liabilities or indebtedness which would prevent, hinder or delay any of the transactions contemplated by the Agreement or the Parent's or Purchaser's performance of their respective obligations under this Agreement and the Ancillary Documents), and 5.12 (but only with respect to clause (a) thereof relating to the Form S-4), together with any Schedules or Exhibits set forth therein and any sections or subsections of the Parent Disclosure Schedule or Parent Updates relating thereto;

                  (c) Covenants of the Company: Section 6.13 (but only to the extent of those matters with respect to, or relating to, the Affiliate Letter and Rule 145 promulgated under the Securities Act);

                  (d)      Covenants of the Parent and/or the Purchaser: Section
6.12;

                  (e) Mutual Covenants of the Parties: Section 6.3 (but only to the extent of those matters with respect to, or relating to, the Form S-4);

                  (f) Conditions to Obligation of the Company to Consummate the Merger: Subsections 7.3(a) (but only with respect to those Parent and/or Purchaser representations and warranties described in Section 3.6(b) above); and 7.3(b) (but only with respect to those covenants of the Parent and/or Purchaser or mutual covenants described in Sections 3.6(d) or 3.6(e) above);

                  (g) Conditions to Obligation of Parent and Purchaser to Consummate the Merger: Subsections 7.2(a) (but only with respect to those Company representations and warranties described in Section 3.6(a) above), and 7.2(b) (but only with respect to those covenants of the Company or mutual covenants described in Sections 3.6(c) or 3.6(e) above);

                  (h) Conditions to Each Party's Obligation to Consummate the Merger: Subsection 7.1(c); and

                  (i) Other Provisions: Section 3.5 (Adjustment of Merger Consideration) and Exhibit A to this Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser that as of the date of this Agreement the statements contained in this Article IV, when read together with and qualified by the Disclosure Schedule delivered by the Company to Parent in connection with and prior to the execution of this Agreement (the "Company Disclosure Schedule"), are true and correct except for events, transactions or occurrences contemplated or required by this Agreement. The Company Disclosure Schedule is divided into sections and subsections corresponding to the sections and subsections of Article IV of this Agreement. Whether or not specifically required by the terms of this Article IV or otherwise, the Company may modify the Company's representations and warranties contained in this Agreement by disclosing relevant facts on the Company

Disclosure Schedule; provided, however, that for any such disclosure to be effective, it must indicate the specific section or subsection of this Agreement to which it relates. The disclosure of any information in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality. Unless otherwise specifically defined therein or the context otherwise requires, capitalized terms set forth in the Company Disclosure Schedule shall have the meanings ascribed to such terms in this Agreement.

         Promptly following the Company having knowledge of or receiving notice of the occurrence of any matter or event arising after the date of this Agreement which (a) may be deemed to constitute a Material Adverse Change with respect to the Company (a "Company MAC"); (b) if existing or occurring at or before the date of this Agreement, would have been required to be set forth or described in such Company Disclosure Schedule; or (c) is necessary to correct any information in such Company Disclosure Schedule or in the representations and warranties of the Company herein which have been rendered inaccurate by such matter or event, the Company shall supplement or amend the affected sections or subsections of the Company Disclosure Schedule in writing with respect to such matter or event in the same manner as required of the Company for making disclosures and taking exceptions to the Company's representations and warranties in the Company Disclosure Schedule (the "Company Updates").

         Upon receipt of any such Company Update, the Parent shall have ten (10) Business Days following the receipt of the Company Updates: (a) to review, investigate and analyze the information disclosed in the Company Update; (b) to make a determination whether or not the information disclosed in the Company Update, individually or together with any other information previously disclosed in any other Company Updates, disclose events or circumstances that constitute a Company MAC; and (c) if the Parent reasonably determines that the information disclosed in the Company Update, individually or together with any other information previously disclosed in any other Company Updates or other events occurring after the date hereof, disclose events or circumstances that constitute a Company MAC, to notify the Company in writing that the Parent has determined that such a Company MAC has occurred, including a reasonable explanation of the reasons for such determination, and that the Parent has elected to terminate this Agreement pursuant to Section 8.4 of this Agreement (subject to the expiration of any cure or grace periods contained therein or applicable to the breach giving rise to the Company MAC) (a "Parent Termination Notice"). If any Company Update is received by the Parent within ten (10) Business Days prior to the scheduled Closing Date and the Parent has not, in its reasonable discretion, had an adequate opportunity to review, investigate and make a determination with respect to the matters or events disclosed therein as of the scheduled Closing Date, or the parties have not come to a resolution with respect thereto, notwithstanding any other provision of this Agreement to the contrary, the Parent may postpone the Closing Date to a date that is ten (10) Business Days following the date of the Parent's receipt of the applicable Company Update. Upon the timely delivery of a Parent Termination Notice to the Company pursuant to this paragraph, this Agreement shall terminate, except as provided by

Section 9.1 hereof, and all duties and obligations of the Parent and Purchaser under this Agreement and to consummate the Merger shall terminate.

         In the event that (a) a Company Update does not, either individually or in the aggregate with any or all prior Company Updates delivered to the Parent prior to the Closing, disclose events or circumstances that constitute a Company MAC; (b) the Parent does not timely deliver a Parent Termination Notice to the Company with respect to the Company Update pursuant to the terms contained in the preceding paragraph; or (c) the Closing occurs without the Parent timely delivering a Parent Termination Notice to the Company, then the Parent and Purchaser shall no longer have the rights of termination described above with respect to such Company Update and all other Company Updates previously delivered as described above and the events or circumstances so disclosed shall not constitute a Company MAC, provided, however, if the Company delivers a subsequent Company Update to the Parent the events and circumstances disclosed therein may be aggregated with the events and circumstances disclosed in all prior Company Updates previously delivered by the Company to the Parent pursuant to the terms set forth above. Notwithstanding the immediately preceding sentence, in the event that a new Company Update is thereafter received by the Parent that either individually or together with all Company Updates previously delivered by the Company to the Purchaser pursuant to the terms set forth above disclose events or circumstances that constitute a Company MAC, then provided that the Purchaser timely delivers a Parent Termination Notice to the Company with respect thereto, the delivery of such Parent Termination Notice shall be effective to terminate this Agreement pursuant to Section 8.4 of this Agreement.

         4.1      Existence; Good Standing; Corporate Authority.

                  (a) The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not be reasonably likely to have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business substantially as now being conducted. Attached to Section 4.1(a) of the Company Disclosure Schedule are true and correct copies of the Articles of Incorporation and Bylaws (or equivalent organizational documents) as currently in full force and effect for the Company and each of its Subsidiaries. Each Company Subsidiary is wholly-owned by the Company and all of the capital stock and other interests of the Company Subsidiaries so held by the Company are directly or indirectly owned by it, free and clear of any Encumbrances with respect thereto, except for Permitted Encumbrances.

                  (b) Section 4.1(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, complete, and correct list of each Subsidiary of the Company, together with (i) the name and jurisdiction of incorporation or organization of each such Subsidiary; and (ii) an indication of whether each such Subsidiary is a "significant subsidiary" as defined in Regulation S-X under the Exchange Act. Except for the Company's Subsidiaries, and except for securities, equity interests, or other ownership interests held by the Company or its Subsidiaries as passive investments, there is no other Person with respect to which: (i) the Company or any of its Subsidiaries beneficially owns, directly or indirectly, any outstanding securities, equity interests, or other ownership interests of such Person; (ii) any other Person, other than a natural person, which the Company or any of its Subsidiaries may be deemed to be an Affiliate of because of factors or relationships other than any outstanding securities, equity interests, or other ownership interests owned by the Company or any of its Subsidiaries; or (iii) the Company or any of its Subsidiaries may be liable under any circumstances for the payment of additional amounts with respect to securities, equity interests, or other ownership interests held by the Company or its Subsidiaries, whether in the form of assessments, capital calls, installment payments, general partner liability or otherwise. Other than the Company, no Person controls any of the Subsidiaries, whether by contract or otherwise.

         4.2 Authorization, Validity and Effect of Agreements. The Company's board of directors has (a) determined that the Company's execution and delivery of this Agreement and the Ancillary Documents to which the Company is a party, and the transactions contemplated by this Agreement and such Ancillary Documents, including but not limited to the Merger, are advisable and in the best interest of the Company and its shareholders and has approved this Agreement and the Ancillary Documents to which the Company is a party in accordance with all Applicable Laws, (b) resolved to recommend the approval of this Agreement and the Ancillary Documents to which the Company is a party, and the transactions contemplated by this Agreement and such Ancillary Documents, including but not limited to the Merger, by the Company's shareholders at a meeting thereof duly called and held in accordance with the Company's Articles of Incorporation and Bylaws and the requirements of the Arizona Code (the "Shareholders Meeting"), and (c) subject to Section 6.3, directed that this Agreement and the Ancillary Documents to which the Company is a party, and the transactions contemplated by this Agreement and such Ancillary Documents, including but not limited to the Merger, be submitted to the Company's shareholders for approval. The Company has the requisite corporate power and authority to execute and deliver this Agreement, and all Ancillary Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby, including but not limited to the Merger. The execution and delivery of this Agreement and the Ancillary Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company's board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, to authorize the Ancillary Documents to which it is a party, or to consummate the transactions contemplated hereby and thereby, including but not limited to the Merger, other than, with respect to the Merger, the approval of this Agreement, all Ancillary Documents to which the Company is a party, and the transactions contemplated hereby and thereby, including but not limited to the Merger, by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (voting as one class with each share of

Company Common Stock having one vote) (the "Company Shareholder Approval") based upon the foregoing recommendation of the Company's Board of Directors and the filing and recordation of the Articles of Merger in accordance with the Arizona Code. This Agreement and any Ancillary Documents to which the Company is a party at the time of execution has been or will be duly and validly executed and delivered by the Company, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of any other parties thereto) constitutes and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the enforcement of creditors' rights generally; and (b) the effect of general principles of equity (including specific performance) regardless of whether considered in a proceeding in equity or at law.

         4.3 Compliance with Laws. The Company and each of its Subsidiaries is in material compliance with and is not in default under or in violation of
(a) its respective Articles of Incorporation and Bylaws (or equivalent organizational documents) or (b) any Applicable Law, including, but not limited to, those relating to (i) the development, manufacture, distribution, marketing, and sale of its products and services and (ii) the bidding for Government Contracts or conducting its business with respect to Government Contracts. Neither the Company, nor any of its Subsidiaries, is subject to any material judicial, governmental or administrative order, judgment or decree of any Governmental Authority currently in effect to which the Company or any Company Subsidiary, or its or any of their respective assets or properties, are subject. Attached to Section 4.3 of the Company Disclosure Schedule are true and correct copies of all reports of inspections of each of the Company's and its Subsidiaries' businesses and properties which occurred during the past three (3) years under Applicable Law which resulted or could, after the date hereof, result in the imposition of a material fine, penalty, or other restriction. The Company has not received notice of any material breach, default or violation (or notice of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving an allegation of any material breach, default or violation) of any Applicable Law by or affecting the Company or any of its Subsidiaries, and to the knowledge of the Company, no such investigation, inspection, audit, or other proceeding by any Governmental Authority is threatened or pending.

         4.4      Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock of the Company, US$0.05 par value per share ("Company Preferred Stock").

                  (b) Of the authorized shares of Company Common Stock, as of the close of business on August 25, 2003, (i) there are issued and outstanding 13,058,046 shares of Company Common Stock; (ii) no shares of Company Common Stock are issued and held in the treasury of Company; (iii) 5,310,000 shares of Company common Stock were reserved for issuance pursuant to the Option Plans (of which 4,613,680 shares of

Company Common Stock are subject to outstanding Options); (iv) 1,774,074 shares of Company Common Stock were reserved for issuance pursuant to the 8% Notes; (v) 600,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's ESPP; (vi) 19,500 shares of Company Common Stock were reserved for issuance pursuant to the Company's RSP, and (vii) no other shares of Company Common Stock of the Company are issued or outstanding, reserved for issuance, or subject to any outstanding options, warrants, or other purchase or conversion rights. Exhibit B attached hereto, or delivered by the Company to the Purchase within ten (10) Business Days after the date hereof sets forth the names of the holders of the Eligible Options as of August 25, 2003, the number of shares of Participating Company Stock attributable to such Eligible Options and the number of shares of Participating Common Stock issuable upon a "cashless" exercise of such Eligible Options, each based on the assumption, for illustrative purposes only, that the Merger Consideration shall be equal to US$3.00 per share of Participating Company Stock.

                  (c) Of the authorized shares of Company Preferred Stock, as of the close of business on August 25, 2003, no shares of Company Preferred Stock are issued or outstanding, and except for the issued or outstanding Company Common Stock described in Section 4.4(b), no other capital stock of the Company is issued or outstanding.

                  (d) The 8% Notes (i) are due May 1, 2004, (ii) bear interest at 8% per annum, payable semi-annually, (iii) are convertible into shares of Company Common Stock at a price of US$17.55 per share of Company Common Stock, and (iv) may be redeemed at the Company's option in whole or in part on a pro rata basis, on or after May 1, 1999, at certain specified redemption prices plus accrued interest payable to the redemption date. As of the close of business on August 25, 2003, the aggregate principal amount of the 8% Notes Debt outstanding and unpaid was US$31,135,000 and accrued but unpaid interest thereon was US$167,392.51. As of the close of business on August 25, 2003, the aggregate outstanding principal amount of the Funded Indebtedness (including the 8% Notes Debt) was US$59,673,588.82 and the accrued, but unpaid, interest thereon was US$1,015,976.52. The Company has made available to Parent true and correct copies of all of the notes, agreements, documents and/or instruments evidencing the Funded Indebtedness.

                  (e) Except as described in this Section 4.4, there are no restrictions upon the transfer of or otherwise pertaining to the Company Common Stock or any capital stock of the Company's Subsidiaries (including, but not limited to, the ability to pay dividends thereon), or the ownership thereof, or retained earnings of the Company and the Company Subsidiaries, other than those imposed by the Securities Act, the Exchange Act, applicable state securities laws, or other Applicable Laws.

                  (f) Except for the stock options issued or issuable pursuant to the Option Plans, shares of Company Common Stock issued or issuable pursuant to the ESPP or the RSP, the notes, agreements, documents and/or instruments evidencing the Funded Indebtedness, or as otherwise described in this Section 4.4, there are no outstanding securities, bonds, debentures, promissory notes, unsatisfied rights (including stock appreciation rights and preemptive rights), subscriptions, warrants, puts, calls, options or other agreements of any kind issued by the Company or its Subsidiaries, to which the Company or its Subsidiaries is a party (other than this Agreement), or which is binding upon the Company or any of its Subsidiaries, of any kind or character, which: (i) relate to any of the outstanding, authorized but not issued, unauthorized, or shares held in treasury, capital stock or other securities of the Company or any of its Subsidiaries; (ii) entitle third parties to vote with the shareholders of the Company or its Subsidiaries on any matter submitted to a vote of the shareholders of the Company or its Subsidiaries; (iii) are convertible into or exercisable for securities having such voting rights; or (iv) obligate the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries (or securities convertible into or exchangeable for such shares or equity interests), (B) grant, extend, issue or enter into any such subscription, option, warrant, call, convertible securities, or other similar right, agreement, arrangement or commitment, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests of the Company or any of its Subsidiaries, or (D) make any investment (in the form of a loan, capital contribution or otherwise) in any Person. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as contemplated by this Agreement, there are no voting trusts, voting agreements or other agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of the Company or any of its Subsidiaries.

         4.5 Subsidiaries. Neither the Company nor any of its Subsidiaries nor any of their respective current or to the Company's knowledge former officers, employees or directors have issued, granted or sold, or promised, committed or proposed to issue, grant or sell, to any person any options, warrants, shares or other equity interests in any Subsidiary of the Company which remain outstanding. No Subsidiary of the Company owns any capital stock or has any equity interest in the Company. Each of the outstanding shares of capital stock (or such other ownership interests) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.
Section 4.5 of the Company Disclosure Schedule sets forth the following information for each Subsidiary of the Company: (a) its authorized capital stock or share capital, (b) the number of issued and outstanding shares of capital stock, share capital or other equity interests, and (c) any debt securities issued by it.

         4.6 No Violation; Consents. Neither the execution and delivery by the Company of this Agreement or any of the Ancillary Documents to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby, will: (a) violate, conflict with or result in a material breach of the respective Articles of Incorporation or Bylaws (or equivalent organizational documents) of the Company or any Subsidiary of the Company; (b) except for the notes, agreements, documents and/or instruments evidencing the Funded Indebtedness, violate, conflict with, result in a material breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation of any Encumbrances

(except for Permitted Encumbrances) upon any of the properties of the Company or its Subsidiaries under, or result in there being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of, any Company Material Contracts to which the Company or any of its Subsidiaries is a party, as identified in Section 4.6 to the Company Disclosure Schedules, or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, as identified in Section 4.6 to the Company Disclosure Schedules, except where the Company or any of its Subsidiaries has obtained or will obtain prior to the Closing the necessary written agreements, waivers, releases or consents of the other parties to such Company Material Contracts to avoid, release or waive any such default, conflict, material breach, violation, termination, right to terminate or accelerate, or triggering of payment with respect to such Company Material Contracts (provided, however that the parties rights with respect to the Company's failure to obtain any such consents shall be as set forth in paragraph (a)(i) of the definition of "Material Adverse Change" and Section 7.2(h) of this Agreement); or (c) require any consent, approval or authorization of, or filing or registration with, any Governmental Authority, except for (A) applicable requirements of the Securities Act and the Exchange Act, (B) the applicable pre-merger notification requirements of the HSR Act, any Non-U.S. Anti-Trust Laws or other Regulatory Laws, (C) if required, the receipt of a decision under any Non-U.S. Anti-Trust Laws declaring the Merger compatible with any Non-U.S. Anti-Trust Laws, and (D) the filing and recordation of the Articles of Merger pursuant to the Arizona Code (provided however, the parties rights with respect to the failure to obtain any such consents shall be as set forth in paragraph (a)(i) of the definition of "Material Adverse Change" and Section 7.2(h) of this Agreement).

         4.7 Company Reports; Financial Statements. The Company has made available to Parent true and complete copies of (i) its Annual Report on Form 10-K, for the fiscal years ended December 31, 2000, December 31, 2001, and December 31, 2002, as filed with the SEC under the Securities Act and/or the Exchange Act, as applicable, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of the Company since January 1, 2001, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) required to be filed by the Company with the SEC under the Securities Act and/or the Exchange Act, as applicable, since January 1, 2000. The reports and statements set forth in clauses (i) through (iii), above, including all exhibits and information incorporated by reference therein, are referred to collectively herein as the "Company Reports."

                  (a) Since December 31, 2000, the Company filed all Company Reports required to be filed by it with the SEC under the Securities Act and/or the Exchange Act, as applicable. As of their respective filing dates (and if amended or supplemented by a filing prior to the date of this Agreement, then as of the date of such amended or supplemented filing), the Company Reports (i) complied in all material respects with the then-applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) No Subsidiary of the Company is required to file any forms, reports or other documents with the SEC.

                  (c) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of the Company and the Company Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein, and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act.

                  (d) The Company has established adequate reserves, in accordance with GAAP, in the books, records, and financial statements of the Company as of the date hereof for all bonuses required to be paid to any employee of the Company or its Subsidiaries with respect to the period beginning January 1, 2003, through the date hereof, pursuant to any written agreement or policy binding upon the Company or which may be required to be paid in connection with the consummation of the Merger.

         4.8 Company Litigation. There are no actions, suits, arbitrations, claims or proceedings or, to the knowledge of the Company, investigations, pending, publicly announced or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, at law or in equity (collectively, "Company Litigation"), and there are no outstanding settlement agreements, consent decrees or agreements, forbearance to sue agreements, or similar agreements or obligations binding upon the Company or its Subsidiaries, which in either case are required to be described in any Company Report that are not so described.

         4.9 Absence of Certain Changes. Since June 30, 2003, except for the consummation of the ASD Transaction and the sale of the Arizona Real Estate, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and there has not been or occurred any action taken by the Company that, if taken after the date of this Agreement without the prior written consent of Parent, would be a violation of
Section 6.2(b) hereof.

         4.10 Taxes. Unless the context clearly requires otherwise, all references in this Section 4.10 to the Company shall include the Company and its Subsidiaries.

                  (a) The Company has made available to Parent true, correct and complete copies of the Tax Returns of the Company for the past five fiscal years of the Company which were due, without regard to any extensions granted, on or before the date hereof. All Tax Returns required to be filed with respect to the income, operations, business or assets of the Company or each affiliated, combined or unitary group ("Tax Group") of which the Company has been a member for the past five fiscal years of the Company, including, but limited to, federal and state Tax Returns with respect to the

Company's fiscal year ending December 31, 2002, have been timely filed (or appropriate extensions have been obtained which extensions are listed in Section
4.10 of the Company Disclosure Schedule) with the appropriate Governmental Authorities in all jurisdictions in which such returns and reports are required to be filed. All of the foregoing Tax Returns as filed are true, correct and complete and, in all material respects, reflect accurately in all material respects all liability for Taxes of the Company for the periods to which such returns relate, and all amounts in excess of US$10,000 shown as owing thereon have been paid, other than Taxes being contested in good faith as set forth in
Section 4.10 of the Company Disclosure Schedule or Taxes for which adequate reserves (in accordance with GAAP) have been established in the Company's financial statements set forth in the Company Reports or, for periods thereafter, on the books of the Company. All Taxes in excess of US$10,000, if any, collectible or payable by the Company or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party, for the period from December 31, 2000, through December 31, 2002, were fully collected and paid by December 31, 2002, other than Taxes being contested in good faith or for which adequate reserves (in accordance with GAAP) have been established in the Company's financial statements set forth in the Company Reports or, for periods thereafter, on the books of the Company.

                  (b) No Government Authority with respect to Taxation has sought to audit, and the Company has not received notice of an audit of, the records of the Company for the purpose of verifying or disputing any Tax Returns, reports or related information and disclosures provided to such Government Authority with respect to Taxation, or related to the Company's alleged failure to provide any such Tax Returns, reports or related information and disclosure. To the Companies knowledge, no material claims, deficiencies, or assessments in excess of US$100,000 have been asserted against, or inquiries raised with, the Company with respect to any Taxes of the Company which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Company has not filed a Tax Return that it was required to file. The Company has not waived any restrictions on assessment or collection of Taxes relating to the Company or consented to the extension of any statute of limitations relating to Taxation of the Company. The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations, and the Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (c) No notice of claim has been delivered to the Company, nor does the Company know of any claim that is pending, by a Governmental Authority in any jurisdiction where the Company does not file Tax Returns alleging that the Company is or may be subject to Taxation in that jurisdiction.

                  (d) Except for Permitted Encumbrances, to the Company's knowledge there is no Tax Encumbrance imposed by any Government Authority with respect to Taxation outstanding against any of the assets or properties of the Company.

                  (e) The Company has not executed any material "closing agreement" or similar agreement with any Governmental Authority relating to Taxes.

                  (f) The Company has not agreed to, and is not required to, make any adjustments pursuant to Section 481(a) of the Code or any similar provision of other Applicable Laws relating to Taxes by reason of a change in accounting method initiated by it or any other relevant party nor has it any knowledge that any Governmental Authority with respect thereto has proposed any such adjustment or change in accounting method. The Company does not have any application pending with any Governmental Authority relating to Taxes requesting permission for any changes in accounting methods.

                  (g) The Company has not made any payments, nor is the Company obligated to make any payments, nor is the Company a party to any agreement that under certain circumstances could obligate it to make payments, that will not be deductible under Section 280G or 162(m) of the Code.

                  (h) The Company is not a member of a Tax Group that has filed an election pursuant to Rev. Proc. 95-11, 1995-1 C.B. 505, or under Treasury Regulation Section 1.1502-75(c) or any other similar provision of Applicable Laws with respect to the Company.

                  (i) None of the Company and its Subsidiaries is a party to any currently effective Income Tax allocation or sharing agreement.

                  (j) None of the Company and its Subsidiaries has been a member of an affiliated group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Company).

                  (k) None of the Company and its Subsidiaries has been a party to or otherwise participated in any transaction that would constitute a "listed transaction" or "reportable transaction" as defined in Treasury Regulation Section 1.6011-4.

                  (l) To the Company's knowledge, the Company and its Subsidiaries have disclosed all positions taken therein that could give rise to a substantial understatement of income tax within the meaning of Section 6662 of the Code and any comparable statutes in any other jurisdictions.

         4.11 Company Employee Benefit Plans. Section 4.11 of the Company Disclosure Schedule, as supplemented within ten (10) Business Days after the date of this Agreement, lists each current Employee Benefit Plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, which the Company or any of its Subsidiaries or ERISA Affiliates maintains, or to which the Company or any of its Subsidiaries or ERISA Affiliates contributes, has within the last six (6) years contributed (to the extent available to the Company utilizing commercially reasonable efforts to obtain the same), or has any obligation to contribute ("Company Benefit Plan").

                  (a) Each Company Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Company Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other Applicable Laws.

                  (b) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Company Benefit Plan. The requirements of COBRA have been met with respect to each Company Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate which is an Employee Welfare Benefit Plan (as defined in Section 3(2) of ERISA) subject to COBRA.

                  (c) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Company Benefit Plan that is an Employee Pension Benefit Plan (as defined in
Section 3(2) of ERISA) and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Company Benefit Plan that is an Employee Welfare Benefit Plan.

                  (d) Each Company Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code Section 401(a) has received a determination from the Internal Revenue Service that such Company Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Company Benefit Plan. All such Company Benefit Plans have been or will be timely amended for the requirements of the Tax legislation commonly known as "GUST" and "EGTRRA" and have been or will be submitted to the Internal Revenue Service for a favorable determination letter on the GUST requirements within the remedial amendment period prescribed by GUST.

                  (e) There have been no Prohibited Transactions (as defined in under Section 406 of ERISA) with respect to any Company Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Company Benefit Plan (other than routine claims for benefits) is pending or threatened. The Company does not have any knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

                  (f) The Company has made available to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each Company Benefit Plan.

                  (g) With respect to each Company Benefit Plan or Employee Benefit Plan of any ERISA Affiliate to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any liability or potential liability:

                                    (i)      No such Company Benefit Plan that
                  is an Employee Pension Benefit Plan (other than any Multiemployer Plan (as defined in Section 3(37) of ERISA)) has been completely or partially terminated or been the subject of a "reportable event". No proceeding by the Pension Benefit Guaranty Corporation ("PBGC") to terminate any such Employee Pension Benefit Plan has been instituted or threatened. The market value of assets under each such Company Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination; and

                                    (ii)     Neither the Company nor any of its
                  Subsidiaries has incurred, and none of the Company, its Subsidiaries, or their employees with responsibility for employee benefits matters has any reason to expect that the Company or any of its Subsidiaries will incur, any liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA or under the Code with respect to any Company Benefit Plan which is an Employee Pension Benefit Plan.

                  (h) None of the Company, its Subsidiaries, and any ERISA Affiliate contributes to, has any obligation to contribute to, or has any liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multiemployer Plan.

                  (i) Neither the Company nor any of its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any liability or potential liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees (or any spouse or other dependent thereof) of the Company or any of its Subsidiaries other than in accordance with COBRA.

         4.12 Labor and Employment Matters. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement with employees or other Company Material Contracts or understandings with a labor union or labor organization. There are no strikes or lockouts with respect to any employee of the Company or any Subsidiary, and to the knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any Subsidiary. There is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceedings pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries relating to their business; there is no slowdown, work stoppage or to the Company's knowledge a threat thereof by or with respect to the employees of the Company or its Subsidiaries; and the Company and its Subsidiaries are in material compliance with all Applicable Laws respecting (A) employment and employment practices, (B) terms and conditions of employment and wages and hours, and (C) unfair labor practices. Section 4.12 of the Company Disclosure Schedule lists any claims pending or threatened in writing against the Company or any of its Subsidiaries alleging systematic or routine violations of Applicable Law relating to employment and employment practices. Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Notification Act (the "WARN Act") as a result of any action taken by the Company.

         4.13 Intellectual Property Rights. Unless the context clearly requires otherwise, all references in this Section 4.13 to the Company shall include the Company and its Subsidiaries.

                  (a) Section 4.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list (showing in each case the registered owner, title (in the case of Patents), mark, applicable jurisdiction, application number, registration number (where applicable) and date of filing or registration (if any) of all (i) Patents, (ii) Trademarks and assumed or fictitious names under which Company is currently conducting business, (iii) material Internet domain names currently being utilized by the Company, and (iv) registered Copyrights, which are owned by the Company.

                  (b) Section 4.13(b) of the Company Disclosure Schedule sets forth a complete and accurate list and description of all material agreements, licenses, contracts or sublicenses pursuant to which Company uses or grants others the right to use any Intellectual Property and Software of the Company. All of the Intellectual Property described in Sections 4.13(a) and 4.13(b) of the Company Disclosure Schedule shall be denominated herein as "Company Intellectual Property".

                  (c) The Company either owns or has the valid right to use all Company Intellectual Property currently used in connection with the business of the Company.

                  (d) (i) All of the registrations or applications set forth in Section 4.13(a) of the Company Disclosure Schedule are valid and subsisting, in full force and effect, and have not expired or been canceled or abandoned; and (ii) there is no pending or, to the Company's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the Company Intellectual Property described in Section 4.13(a) of the Company Disclosure Schedule.

                  (e) The licenses or sublicenses granted by the Company to third parties and described in Section 4.13(b) of the Company Disclosure Schedule or the terms and conditions of any licenses or sublicenses granted to the Company by third parties and described in Section 4.13(b) of the Company Disclosure Schedule are valid and binding obligations of the Company, enforceable in accordance with their terms against the Company in accordance with their respective terms, subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the enforcement of creditors' rights generally; and (b) the effect of general principles of equity (including specific performance) regardless of whether considered in a proceeding in equity or at law, and to the Company's knowledge there currently exists no event or condition which will result in a violation or breach of, or constitutes (with or without due notice or lapse of time or both) a default by the Company, under any such agreement.

                  (f) To the Company's knowledge, the manufacture, advertising, sale or use of any products now being manufactured or sold by the Company did not and does not infringe (nor to the Company's knowledge has any claim been made that any such action infringes) the Intellectual Property rights of others, and the Company has not received any notice of a third party claim or suit, (i) alleging that the Company's activities or the conduct of the business of the Company infringes or constitutes the unauthorized use of the Intellectual Property rights of any third party, or (ii) challenging the ownership, use, validity or enforceability of any Company Intellectual Property.

                  (g) To the knowledge of the Company, no Person (other than the Company or the Company's Subsidiaries) is infringing on the Company Intellectual Property or upon the rights of the Company therein.

                  (h) The Company owns or has the right to use all Software set forth in Sections 4.13(a) and 4.13(b) of the Company Disclosure Schedule and all material "shrink wrap license" software used or owned by the Company.

         4.14 Permits. The Company and its Subsidiaries are in possession of all material franchises, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, certificate of occupancy, approvals and orders of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "Company Permits"). All Company Permits are in full force and effect.

         4.15 Environmental Compliance. (a) To the Company's knowledge, the Company and its Subsidiaries are in material compliance with all applicable Environmental Laws; and (b) the Company and its Subsidiaries are in possession of, and in material compliance with, all permits, certificates, licenses, approvals, tariffs and other authorizations of or issued by Governmental Authorities required by applicable Environmental Laws with respect to Environmental Matters relating to the operations of the Company or its Subsidiaries; and (c) there are no current Environmental Claims pending, or to the Company's knowledge threatened, against the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has either expressly or, to the Company's knowledge by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any

Environmental Claims. To the Company's knowledge, no Environmental Lien has attached to any property leased or owned by the Company or any of its Subsidiaries for which the Company has any material liability.

         4.16 Material Contracts. Unless the context clearly requires otherwise, all references in this Section 4.16 to the Company shall include the Company and its Subsidiaries.

                  (a) Section 4.16(a) of the Company Disclosure Schedule sets forth a list of each of the following contracts and agreements to which, as of the date hereof, the Company is a party or signatory or pursuant to which the Company has third party rights (except for the Company Benefit Plans which are disclosed in Section 4.11 of the Company Disclosure Schedule or the Company Leases which are disclosed in Section 4.18 of the Company Disclosure Schedule):
(i) any contract or series of contracts resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Fifty Thousand Dollars (US$50,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount other than contracts with Governmental Authorities referred to in clause (ii);
(ii) contract, agreement, binding bid, binding proposal, or binding quotation with a Governmental Authority resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of One Hundred Thousand Dollars (US$100,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount;
(iii) employment and retention agreements, collective bargaining agreements and any amendments or modifications thereof and union recognition agreements, (iv) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or Encumbrance of assets owned by the Company or any of its Subsidiaries involving more than Ten Thousand Dollars (US$10,000.00) in each instance; (v) agreement which restricts the Company from engaging in the Parent Specified Line of Business; (vi) the Company has provided to Parent examples of warranties made by the Company or any of its Subsidiaries for their products in the context of government and commercial products, including a parachute warranty provision; (vii) all agreements or arrangements entered into by the Company or any of its Subsidiaries beginning on January 1, 1995, with respect to which the Company has a continuing obligation of performance or liability and pursuant to which the Company sold or divested itself, directly or through a Subsidiary, of any material portion of its assets, other than obsolete or damaged equipment or inventory and other than in the ordinary course of business, including the sale of all or substantially all of the capital stock or other ownership interests of any of its Subsidiaries ("Divestiture Agreements"); and (viii) any partnership, shareholder, joint venture, teaming, or similar agreement or arrangement to which the Company is a party and as to which the Company has a continuing obligation of performance or liability (collectively, and together with the Company Leases, Company Benefit Plans and all other agreements required to be disclosed on any schedule to this Agreement, the "Company Material Contracts"). The Company has previously made available to Purchaser true, complete and correct copies of each of the Company Material Contracts.

                  (b) All such Company Material Contracts are valid and binding upon the Company or the Company Subsidiaries, as applicable, and are in full force and effect and enforceable against the Company or such Company Subsidiaries in accordance with their respective terms; subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the enforcement of creditors' rights generally; and (ii) the effect of general principles of equity (including specific performance) regardless of whether considered in a proceeding in equity or at law.

                  (c) Neither the Company nor any of its Subsidiaries has received notice that it is in violation of, material breach of, or default under any, or is in violation of, material breach of, or default under any, such Company Material Contract, nor to the Company's knowledge is any other party to any such Company Material Contract in violation of, material breach of, or default under any such Company Material Contract; except that in the case of the notes, agreements, documents and/or instruments evidencing the Funded Indebtedness, the Merger and the consummation of the transactions contemplated by this Agreement and the Ancillary Documents may result in a violation of, material breach of, or default under a covenant or covenants contained therein.

                  (d) The Company has, with respect to all Governmental Contracts that are Company Material Contracts: (i) complied in all material respects with all certifications and representations that the Company has executed, acknowledged or set forth with respect to each such Company Material Contract, (ii) complied in all material respects with all clauses, provisions and requirements incorporated expressly, by reference or by operation of law in each such Company Material Contract, and (iii) submitted certifications and representations with respect to each such Company Material Contract that were accurate, current and complete when submitted in all material respects, and were properly updated in all material respects to the extent required by Applicable Law or the applicable Company Material Contract.

                  (e) The Company has not, with respect to any Governmental Contract that is a Company Material Contract: (i) received notice that the Company has materially breached or violated any Applicable Law, certification, representation, clause, provision, or requirement with respect to any such Company Material Contract, (ii) received any show cause notice or cure notice with respect to any such Company Material Contract, (iii) received any formal or informal determination that costs incurred under any such Company Material Contract have been questioned or disallowed, (iv) received any adverse decision from a contracting officer relating to any such Company Material Contract issued by any Governmental Authority, or (v) received any notice that monies due under any such Company Material Contract are or may be subject to withholding or setoff.

                  (f) With respect to any Governmental Contracts that are Company Material Contracts, there are no pending claims against any Governmental Authority or, to the knowledge of the Company, threatened claims against any prime contractor, subcontractor or vendor, arising out of or relating to any such Governmental Contracts.

                  (g) The Company has not received any notice that the Company is currently debarred or suspended from doing business with any Governmental Authority, nor has the Company received any notice that the Company has been declared ineligible for doing business with any Governmental Authority, nor has the Company received any notice nor does the Company have any knowledge that a Governmental Authority intends to institute any debarment, suspension or ineligibility proceedings against the Company.

                  (h) The Company has not received any negative determination of responsibility by any Governmental Authority or government prime contractor with respect to the Company. The Company does not have knowledge of any reasonably likely negative determination of responsibility by any Governmental Authority or government prime contractor with respect to the Company.]

                  (i) The Company possesses all necessary and material security clearances and permits for the execution of its obligations with respect to any Governmental Contract that constitutes a Material Contract or any material bid, proposal or quotation the Company currently has pending before any Governmental Authority or government prime contractor. The Company has never been denied a facility security clearance and to the Company's knowledge none of its employees has been denied a personal clearance for material reasons.

         4.17 Divestiture Agreements. Section 4.17 of the Company Disclosure Schedule sets forth (a) a statement of the reserves set aside by the Company or its Subsidiaries for any liabilities, contingent liabilities, or continuing or executory obligations of performance or payment that the Company or its Subsidiaries has or may have as of the date of the Company's most recent Company Report setting forth such reserves pursuant to or in connection with any of the Divestiture Agreements, and (b) a statement summarizing any claims made by third parties with respect to such liabilities, contingent liabilities, or continuing or executory obligations of performance or payment through the date of this Agreement pursuant to or in connection with any of the Divestiture Agreements. The Company has used the net proceeds from the consummation of the ASD Transaction for general corporate purposes (including paying debt to the holders of the Funded Indebtedness and other indebtedness to the extent permitted by this Agreement) and has not used the proceeds from the ASD Transaction to pay any bonuses (except as required by pre-existing contracts, as required by Applicable Law, or as otherwise permitted by Section 6.2).

         4.18 Real Property. Unless the context clearly indicates otherwise, all references to the Company in this Section 4.18 shall include the Company and all of its Subsidiaries.

                  (a) The Company does not own any fee simple interest in real property other than the Arizona Real Estate. The Company does not lease or sublease (as lessee, sublessee or sublessor) any real property other than the Company Leased Property. Section 4.18(a) of the Company Disclosure Schedule sets forth the street address of each parcel of real property owned by the Company (the "Company Owned Property") or leased or subleased (as lessee, sublessee or sublessor) by the Company (the "Company

Leased Property" and, together with the Company Owned Property, the "Company Real Property"). Attached to Section 4.18(a) of the Company Disclosure Schedule is a list of all of the lease and sublease agreements and all other instruments granting such leasehold interests, rights, options, or other interests (the "Company Leases") relating to the Company Leased Property. A true, complete, and correct copy of each of the Company Leases has previously been made available to the Purchaser. The Company Leases are valid, binding upon the Company, and in full force and effect, subject to (a) applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the enforcement of creditors' rights generally; and (b) the effect of general principles of equity (including specific performance) regardless of whether considered in a proceeding in equity or at law; all rent and other sums and charges due and payable thereunder are current; no notice of default or termination under any of the Company Leases has been received by the Company or delivered by the Company and is outstanding; and no termination event or condition or uncured default on the part of the Company or, to the knowledge of the Company, on the part of the landlord or sublandlord, as the case may be, thereunder, exists under any the Company Leases. Except for the Company Leases, there are no other subleases, licenses or other agreements granting to any Person other than the Company any right to possession, use, occupancy or enjoyment of the premises demised by the Company Leases. Except as contemplated by the ASD Transaction, and to the Company's knowledge no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition under any of the Company Leases. In the event that any of the Company Leases is a sublease, the Company or its Subsidiaries, as sublessee or sublessor, as the case may be, has obtained the required consent of the prime landlord to such sublease, and to the Company's knowledge such prime lease is in full force and effect, and to Company's knowledge no right of Company or its Subsidiaries in any such sublease conflicts with such prime lease. All of the Company Real Property is used in the conduct of the Company's business. Notwithstanding any of the provisions of this Section 4.18(a) to the contrary, none of the foregoing representations and warranties of the Company shall apply to the Company's financial liability related to its former Airline Interiors facility located in Poway, California. Copies of the documents relating to such financial liability have been made available to the Parent (which documents have not been amended except as indicated herein); the Company has adequately reserved against any such financial liability in its financial statements contained in the Company Reports in accordance with GAAP; the prime lease and any sublease contained in such documents are in full force and effect; neither the lessee nor sublessee thereunder is in default with respect to any financial terms of such documents or, to the Company's knowledge, with respect to any of the other terms of such documents and to the knowledge of the Company no condition or event exists that would give rise to any such default; and the Company has not, and shall not have, between the date of this Agreement and the Closing Date, amended any of the documents relating to such financial liability which have been available to the Parent.

                  (b) The Company has good title in fee simple or otherwise to the Company Owned Property and good leasehold title to the Company Leased Property and to all plants, buildings, and improvements thereon, free and clear of any Encumbrances (except for Permitted Encumbrances). The Company enjoys a peaceful and undisturbed possession of the Company Real Property and to Company's knowledge, no landlord under the Company Leases has any plans to make any alterations to any of the Company Leased Property (i) which will interfere in any material respect with the Company's peaceful and undisturbed possession of the Company Leased Property or the Company's use of any material portion of the Company Leased Property or
(ii) the costs of which alterations would be borne in any part by the Company under the applicable Company Lease.

                  (c) All of the material improvements (including material heating, ventilation, air conditioning, plumbing and electrical systems) located on the Company Real Property are maintained by the Company in good working order and repair in the ordinary course of business and are in a condition adequate and reasonably suitable for the conduct therein of the business as conducted by the Company. The Company has not experienced any material and prolonged interruption in such electrical, water, waste removal or other utility services provided to any of the Company Real Property within the last year.

                  (d) The Company has not received any written notice of nor has it any knowledge of any pending or threatened condemnation or eminent domain proceeding with respect to or affecting any Company Real Property or any material part thereof.

                  (e) The Company and its Subsidiaries maintain all insurance policies and coverage required of the Company and it Subsidiaries under the Company Leases for Company Leased Property, and to the Company's knowledge, all subtenants under any Company Lease that is a sublease maintain all insurance policies required under the Company Leases for the Company Leased Property. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company and its Subsidiaries, and to the Company's knowledge all subtenants under any Company Lease that is a sublease, has complied in all material respects with all terms and conditions of such policies, including premium payments.

         4.19 Brokers. Except for Libra Securities, LLC and Relational Advisors, LLC (individually or collectively, the "Financial Advisors", no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement that is based upon any arrangement made by or on behalf of the Company or any of its Subsidiaries. True and correct copies of the engagement letter between the Company and any of the Financial Advisors have been made available to Parent.

         4.20 Opinion of Financial Advisor. The Company has received the written opinion of Relational Advisors, LLC to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company.

         4.21 State Takeover Statutes. The approval of the Company's board of directors described in Section 4.2 is sufficient, assuming the accuracy of Parent's and Purchaser's representations and warranties set forth in Article V, to render inapplicable to the Merger, this Agreement, and the transactions contemplated hereby and thereby, the limitations on business combinations contained in Sections 10-2741 through 10-2743 of the Arizona Code.

         4.22 No Undisclosed Liabilities. Except (i) as reflected or reserved against in the Company's consolidated balance sheets (or the notes thereto) included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, (iii) for liabilities and obligations incurred in the ordinary course of business, consistent with past practice, (iv) the Funded Indebtedness and Company's Transaction Fees, and (v) liabilities or obligations of the Company incurred in connection with Divestiture Transactions, since June 30, 2003, neither the Company nor any Subsidiary of the Company has incurred any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto) in the Company Reports.

         4.23 Certain Business Practices. None of the Company, the Company Subsidiaries, nor any directors, officers, agents, or employees of the Company or any Company Subsidiary has (i) used any funds of the Company for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity or (ii) made any unlawful payment by the Company to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977.

         4.24 Affiliates. Section 4.24 of the Company Disclosure Schedule sets forth the name of each Person who is, in the Company's reasonable judgment, an affiliate (as that term is used in Rule 145 under the Securities Act) of the Company.

         4.25 Products. To the Company's knowledge, there exists no reasonably likely basis for (i) the withdrawal or suspension of any authorization of any Governmental Authority, approval or consent of any Governmental Authority with respect to any product distributed or sold by any of the Company or any of its Subsidiaries (a "Product"), or (ii) the recall, withdrawal or suspension by order of any Governmental Authority of any Product. To the Company's knowledge, there are no defects in the designs, specifications, or process with respect to any Product currently sold or otherwise distributed that will give rise to any material liabilities, damages, fines, assessments, losses, penalties, or expenses.

         4.26 Form S-4; Proxy Statement. None of the information supplied in writing by the Company for inclusion in, and none of the information regarding the Company from the Company Reports incorporated by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in connection with the Merger, or any of the amendments or supplements thereto (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, or at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (b) the proxy statement for use relating to the Company Shareholder Approval or any of the amendments or supplements thereto (collectively, the "Proxy Statement"), will not, at the date it is first mailed to the Company's shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Each of the Parent and Purchaser represents and warrants to the Company that as of the date of this Agreement the statements contained in this Article V, when read together with and qualified by the Disclosure Schedule delivered by the Parent and Purchaser to the Company in connection with and prior to the execution of this Agreement (the "Parent Disclosure Schedule"), are true and correct except for events, transactions or occurrences contemplated or required by this Agreement. Whether or not specifically required by the terms of this
Article V or otherwise, Parent and Purchaser may modify their representations and warranties contained in this Agreement by disclosing relevant facts on the Parent Disclosure Schedule; provided, however, that for any such disclosure to be effective, it must indicate the specific Section or Subsection of this Agreement to which it relates. The disclosure of any information in the Parent Disclosure Schedule shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Parent and Purchaser in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality. Unless otherwise specifically defined or the context otherwise requires, capitalized terms set forth in the Parent Disclosure Schedule shall have the meanings ascribed to such terms in this Agreement.

         Promptly following the Parent or Purchaser having knowledge of or receiving notice of the occurrence of any matter or event arising after the date of this Agreement which (a) may be deemed to constitute a Material Adverse Change with respect to the Parent or Purchaser (a "Parent MAC"); (b) if existing or occurring at or before the date of this Agreement, would have been required to be set forth or described in such Parent Disclosure Schedule; or (c) is necessary to correct any information in such Parent Disclosure Schedule or in the representations and warranties of the Parent and Purchaser herein which have been rendered inaccurate by such matter or event, the Parent and Purchaser shall supplement or amend the affected sections or subsections of the Parent Disclosure Schedule in writing with respect to such matter or event in the same manner as required of the Parent and Purchaser for making disclosures and taking exceptions to the Parent's and Purchaser's representations and warranties in the Disclosure Schedule (the "Parent Updates").

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

         Upon receipt of any such Parent Update, the Company shall have ten (10) Business Days following the receipt of the Parent Updates: (a) to review, investigate and analyze the information disclosed in the Parent Update; (b) to make a determination whether or not the information disclosed in the Parent Update, individually or together with any other information previously disclosed in any other Parent Updates, disclose events or circumstances that constitute a Parent MAC; and (c) if the Company reasonably determines that the information disclosed in the Parent Update, individually or together with any other information previously disclosed in any other Parent Updates or other events occurring after the date hereof, disclose events or circumstances that constitute a Parent MAC, to notify the Parent in writing that the Company has determined that such a Parent MAC has occurred, including a reasonable explanation of the reasons for such determination, and that the Company has elected to terminate this Agreement pursuant to Section 8.3 of this Agreement (subject to the expiration of any cure or grace periods contained therein or applicable to the breach giving rise to the Parent MAC) (a "Company Termination Notice"). If any Parent Update is received by the Company within ten (10) Business Days prior to the scheduled Closing Date and the Company has not, in its reasonable discretion, had an adequate opportunity to review, investigate and make a determination with respect to the matters or events disclosed therein as of the scheduled Closing Date, or the parties have not come to a resolution with respect thereto, notwithstanding any other provision of this Agreement to the contrary, the Company may postpone the Closing Date to a date that is ten
(10) Business Days following the date of the Company's receipt of the applicable Parent Update. Upon the timely delivery of a Company Termination Notice to Parent pursuant to this paragraph, this Agreement shall terminate, except as provided by Section 9.1 hereof, and all duties and obligations of the Company under this Agreement and to consummate the Merger shall terminate.

         In the event that (a) a Parent Update does not, either individually or in the aggregate with any or all prior Parent Updates delivered to the Company prior to the Closing, disclose events or circumstances that constitute a Parent MAC; (b) the Company does not timely deliver a Company Termination Notice to Parent with respect to the Parent Update pursuant to the terms contained in the preceding paragraph; or (c) the Closing occurs without the Company timely delivering a Company Termination Notice to Parent, then the Company shall no longer have the rights of termination described above with respect to such Parent Update and all other Parent Updates previously delivered as described above and the events or circumstances so disclosed shall not constitute a Parent MAC, provided, however, if the Parent delivers a subsequent Parent Update to the Company the events and circumstances disclosed therein may be aggregated with the events and circumstances disclosed in all prior Parent Updates previously delivered by the Parent to the Company pursuant to the terms set forth above. Notwithstanding the immediately preceding sentence, in the event that a new Parent Update is thereafter received by the Company that either individually or together with all Parent Updates previously delivered by Parent and Purchaser to the Company pursuant to the terms set forth above disclose events or circumstances that constitute a Parent MAC, then provided that the Company timely delivers a Company Termination Notice to Parent with respect thereto, the delivery of such Company Termination Notice shall be effective to terminate this Agreement pursuant to Section 8.3 of this Agreement.

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

         5.1      Existence; Good Standing; Corporate Authority.

                  (a) The Parent and each of its Subsidiaries (including the Purchaser) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. The Parent and each of its Subsidiaries (including the Purchaser) is duly qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not be reasonably likely to have a Material Adverse Effect. The Parent and each of its Subsidiaries (including the Purchaser) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business substantially as now being conducted. Attached to Section 5.1(a) of the Parent Disclosure Schedule are true and correct copies of the Articles of Incorporation and Bylaws (or equivalent organizational documents) as currently in full force and effect for the Parent and the Purchaser. Purchaser is wholly-owned by the Parent and all of the capital stock and other interests of the Purchaser so held by the Parent are directly or indirectly owned by it, free and clear of any Encumbrances with respect thereto, except for Permitted Encumbrances. As of the date of this Agreement, the Purchaser is a newly-formed shell corporation with no material assets, liabilities or operations.

         5.2 Authorization, Validity and Effect of Agreements. Each of the Parent's and Purchaser's respective boards of directors has determined that the Parent's and Purchaser's execution and delivery this Agreement and the Ancillary Documents to which the Parent and Purchaser are a party, and the transactions contemplated by this Agreement and such Ancillary Documents, including but not limited to the Merger, are advisable and in the best interest of the Parent, Purchaser and their respective shareholders and has approved this Agreement and the Ancillary Documents to which the Parent is a party in accordance with all Applicable Laws. Each of the Parent and the Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, and all Ancillary Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby, including but not limited to the Merger. The execution and delivery of this Agreement and the Ancillary Documents to which it is a party by the Parent or the Purchaser and the consummation by the Parent or the Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by each of the Parent's and Purchaser's respective boards of directors, and no other corporate proceedings on the part of the Parent or the Purchaser are necessary to authorize this Agreement, to authorize the Ancillary Documents to which it is a party, or to consummate the transactions contemplated hereby and thereby, including but not limited to the Merger, other than the filing and recordation of the Articles of Merger in accordance with the Arizona Code. This Agreement and any Ancillary Documents to which the Parent or the Purchaser is a party at the time of execution has been or will be duly and validly executed and delivered by the Parent and/or the Purchaser, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of any other parties thereto) constitutes and will constitute the valid and binding obligations of the Parent and/or the Purchaser, enforceable against the Parent and/or the Purchaser in accordance with their respective terms, subject to (a)

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

applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the enforcement of creditors' rights generally; and (b) the effect of general principles of equity (including specific performance) regardless of whether considered in a proceeding in equity or at law.

         5.3 Compliance with Laws. Since August 18, 2003, Parent and each of its Subsidiaries (including Purchaser) is in material compliance with and is not in default under or in violation of (a) its respective Articles of Incorporation and Bylaws (or equivalent organizational documents) or (b) any Applicable Law, including, but not limited to, those relating to (i) the development, manufacture, distribution, marketing, and sale of its products and services and (ii) the bidding for Government Contracts or conducting its business with respect to Government Contracts. Neither the Parent, nor any of its Subsidiaries (including Purchaser), is subject to any material judicial, governmental or administrative order, judgment or decree of any Governmental Authority currently in effect to which the Parent or any of its Subsidiaries (including Purchaser), or its or any of their respective assets or properties, are subject. Attached to Section 5.3 of the Parent Disclosure Schedule are true and correct copies of all reports of inspections of each of the Parent's and its Subsidiaries' (including Purchaser's) businesses and properties which occurred during the past three (3) years under Applicable Law which resulted or could, after the date hereof, result in the imposition of a material fine, penalty, or other restriction. The Parent has not received notice of any material breach, default or violation (or notice of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving an allegation of any material breach, default or violation) of any Applicable Law by or affecting the Parent or any of its Subsidiaries (including Purchaser), and to the knowledge of the Parent, no such investigation, inspection, audit, or other proceeding by any Governmental Authority is threatened or pending.

         5.4      Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the Parent consists of 50,000,000 shares of Parent Common Stock, US$0.01 par value per share, and 5,000,000 shares of preferred stock of the Parent, US$0.01 par value per share ("Parent Preferred Stock"). Of the authorized shares of Parent Common Stock, as of the close of business on August 25, 2003, (i) there were issued and outstanding 33,947,988 shares of Parent Common Stock; (ii) 6,060,222 shares of Parent Common Stock were issued and held in the treasury of Parent; (iii) 1,346,135 shares of Parent common Stock were reserved for issuance pursuant to the Parent's 2002 Stock Incentive Plan, and 2002 Executive Stock Plan; and (iv) no shares of Parent Preferred Stock were issued and outstanding. As of the date of this Agreement, as of the Closing Date, and as of the Effective Time, except for the issued or outstanding Parent Common Stock described herein, no other capital stock of the Parent is issued or outstanding.

                  (b) As of the date of this Agreement, as of the Closing Date, and as of the Effective Time, the Parent shall have a sufficient number of shares of Parent Common Stock authorized and reserved for issuance as may be required for the payment of the Merger Consideration to the holders of the Participating Company Stock as set forth in this Agreement and are not reserved for any other purpose whatsoever. When issued to the holders of the Participating Company Stock pursuant to the terms and conditions set forth in this Agreement, such shares of Parent Common Stock shall be free and clear of all Encumbrances, shall be duly authorized, validly issued, fully paid and nonassessable.

                  (c) Except as described in this Section 5.4, there are no restrictions upon the transfer of or otherwise pertaining to the Parent Common Stock (including, but not limited to, the ability to pay dividends thereon), or the ownership thereof, or retained earnings of the Parent and the Parent Subsidiaries, other than those imposed by the Securities Act, the Exchange Act, applicable state securities laws, or other Applicable Laws.

                  (d) All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as contemplated by this Agreement, there are no voting trusts, voting agreements or other agreements to which the Parent is a party with respect to the voting of the capital stock or other equity interests of the Parent.

         5.5 No Violation; Consents. Neither the execution and delivery by the Parent or the Purchaser of this Agreement or any of the Ancillary Documents to which it is a party, nor the consummation by the Parent or the Purchaser of the transactions contemplated hereby or thereby, will: (a) violate, conflict with or result in a material breach of the respective Articles of Incorporation or Bylaws (or equivalent organizational documents) of Parent or any Subsidiary of Parent (including Purchaser); (b) violate, conflict with, result in a material breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation of any Encumbrances (except for Permitted Encumbrances) upon any of the properties of the Parent or its Subsidiaries (including Purchaser) under, or result in there being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of, any material contract to which the Parent or any of its Subsidiaries (including Purchaser) is a party, or by which the Parent or any of its Subsidiaries (including Purchaser) or any of their respective properties or assets is bound, except where the Parent or any of its Subsidiaries (including Purchaser) has obtained or will obtain prior to the Closing the necessary written agreements, waivers or consents of the other parties to such material contracts to avoid, release or waive any such default, conflict, breach, violation, termination, right to terminate or accelerate, or triggering of payment with respect to such material contracts; or (c) require any consent, approval or authorization of, or filing or registration with, any Governmental Authority, except for (A) applicable requirements of the Securities Act and the Exchange Act, (B) the applicable pre-merger notification requirements of the HSR Act, any Non-U.S. Anti-Trust Laws or other Regulatory Laws, (C) if required, the receipt of a decision under any Non-U.S. Anti-Trust Laws, declaring the Merger compatible with any Non-U.S. Anti-Trust Laws, and (D) the filing and recordation of the Articles of Merger pursuant to the Arizona Code,

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

         5.6 Parent Reports; Financial Statements. The Parent has made available to the Company true and complete copies of (i) its Annual Report on Form 10-K, for the fiscal years ended December 31, 2000, December 31, 2001, and December 31, 2002, as filed with the SEC under the Securities Act and/or the Exchange Act, as applicable, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of the Parent since January 1, 2001, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) required to be filed by the Parent with the SEC under the Securities Act and/or the Exchange Act, as applicable, since January 1, 2000. The reports and statements set forth in clauses (i) through (iii), above, including all exhibits and information incorporated by reference therein, are referred to collectively herein as the "Parent Reports."

                  (a) Since December 31, 2000, the Parent filed all Parent Reports required to be filed by it with the SEC under the Securities Act and/or the Exchange Act, as applicable. As of their respective filing dates (and if amended or supplemented by a filing prior to the date of this Agreement, then as of the date of such amended or supplemented filing), the Parent Reports (i) complied in all material respects with the then-applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) No Subsidiary of the Parent is required to file any forms, reports or other documents with the SEC.

                  (c) The audited consolidated financial statements and unaudited interim financial statements of the Parent included in the Parent Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of the Parent and the Parent Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein, and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act.

         5.7 Parent Litigation. Except (a) as required to be disclosed in any Parent Report and so disclosed in any Parent Report on or before August 18, 2003, and (b) since August 18, 2003, there are no actions, suits, arbitrations, claims or proceedings or, to the knowledge of the Parent, investigations, pending, publicly announced or, to the knowledge of the Parent, threatened, against or affecting the Parent or any of its Subsidiaries (including Purchaser), at law or in equity (collectively, "Parent Litigation"), and there are no outstanding settlement agreements, consent decrees or agreements, forbearance to sue agreements, or similar agreements or obligations binding upon the Parent or any of its Subsidiaries (including Purchaser).

         5.8 Absence of Certain Changes. Since August 18, 2003, the Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice.

         5.9 Brokers. Except for Wachovia, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement that is based upon any arrangement made by or on behalf of the Parent or any of its Subsidiaries.

         5.10 No Undisclosed Liabilities. Except (i) as reflected or reserved against in the Parent's consolidated balance sheets (or the notes thereto) included in the Parent's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and
(iii) for liabilities and obligations incurred in connection with the issuance of the 8 1/4% Notes and in the ordinary course of business, consistent with past practice, since June 30, 2003, neither the Parent nor any Subsidiary of the Parent has incurred any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Parent and its Subsidiaries (or in the notes thereto) in the Parent Reports.

         5.11 Certain Business Practices. None of the Parent, the Parent Subsidiaries, nor any directors, officers, agents, or employees of the Parent or any Parent Subsidiary has (i) used any funds of the Parent for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity or (ii) made any unlawful payment by the Parent to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, which will constitute a Material Adverse Effect.

         5.12 Form S-4; Proxy Statement. None of the information supplied in writing by the Parent for inclusion in, and none of the information regarding the Parent from the Parent Reports incorporated by reference in (a) the registration statement on Form S-4 to be filed with the SEC by the Parent in connection with the Merger will, at the time the Form S-4 is filed with the SEC, or at any time it is amended or supplemented, or at the time it becomes effective under the Securities Act, or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and
(b) the Proxy Statement will, at the date it is first mailed to the Parent's shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

         5.13 Disclosure Materials. None of the information contained in the certain disclosure materials delivered by the Parent to the Company under cover dated August 29, 2003 (the "Disclosure Materials"), except specifically with respect to any information

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

therein also disclosed in the Parent's Form 8-K filed with the SEC on August 12, 2003, any pro forma financial information therein, and any information relating to the financial results specifically associated with Parent's individual product categories therein, did not as of the date of each document contained in the Disclosure Materials, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         5.14 Parent Acknowledgement. The Parent acknowledges that Robert R. Schiller, Glenn Heiar, Gary Julien, and counsel to the Parent have read the entire Company Disclosure Schedule.

                                   ARTICLE VI

                                    COVENANTS

         6.1      Alternative Proposals.

                  (a) Subject to Section 6.1(b), since July 23, 2003, the Company has not, and until the earlier of the Effective Time or the termination of this Agreement as provided herein, the Company agrees that neither it nor any of its Subsidiaries or Affiliates, nor any of their Representatives, shall, directly or indirectly, (i) encourage, invite, initiate or solicit any inquiries relating to or the submission or making of a proposal by any Person with respect to an Alternative Transaction or (ii) participate in or encourage, invite, initiate or solicit negotiations or discussions with, or furnish or cause to be furnished any information to, any Person relating to an Alternative Transaction. Any violation of the restriction set forth in this Section 6.1 by any Representative of the Company or any of its Subsidiaries, whether or not such Representative is authorized to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.1 by the Company. Upon the execution of this Agreement, the Company shall immediately cease, or cause to be ceased, any discussions or negotiations with any Person regarding any proposed or potential Alternative Transaction and shall request the prompt return to the Company, or destruction of, any confidential information provided in connection with any such discussions or negotiations. Except in accordance with Section 6.1(b), the Company's board of directors shall not (1) make a Change in the Company Recommendation, or (2) cause the Company to enter into any memorandum of understanding, agreement in principle, letter of intent, contract or agreement (whether written or oral) related to any Alternative Transaction.

                  (b) Anything set forth herein to the contrary notwithstanding, the board of directors of the Company may, prior to receipt of the Company Shareholder Approval, review, negotiate, and provide information (subject to a confidentiality agreement at least as restrictive as the Parent - Company Confidentiality Agreement) in connection with the review and negotiation of an unsolicited, bona fide written proposal regarding an Alternative Transaction (an "Unsolicited Offer"), provided that: (i) the Company's board of directors, in the exercise of its fiduciary duties, shall have concluded in good faith, after considering Applicable Law, on the basis of advice of counsel, that

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such actions are not inconsistent with its fiduciary duties to the Company's stockholders under Applicable Law, (ii) the Company's board of directors shall have determined in good faith (after consultation with its financial advisors) that the acquiring party is capable of consummating such Alternative Transaction, (iii) if any cash consideration is involved, such Alternative Transaction shall not be subject to any financing contingency, and (iv) the Company's board of directors shall have determined that such Alternative Transaction is superior to the Merger from a financial point of view to the stockholders of the Company (a proposed Alternative Transaction that meets the criteria set forth in subsections (i) - (iv) of this Section 6.1(b) is referred to herein as a "Superior Transaction").

                  (c) In the event a third party makes an inquiry, offer or proposal to the Company with respect to any Alternative Transaction, the Company, subject to any related confidentiality agreement existing on the date hereof that, in the opinion of counsel to the Company, is binding on the Company and precludes such disclosure, will promptly inform Parent of any such inquiry, offer or proposal (including the terms thereof and the identity of the third party making such inquiry, offer or proposal) and will promptly furnish to Parent a copy of any such inquiry, offer or proposal, if in written form, or otherwise a summary of the principal terms thereof; provided, that, in the event that any existing confidentiality agreement, as described above, precludes any such disclosure, then the Company will provide Parent with written notice of the existence of such other inquiry, offer or proposal for an Alternative Transaction and will provide as much information as is permissible consistent with the provisions of such confidentiality agreement.

                  (d) Notwithstanding anything contained in Section 6.1 of this Agreement to the contrary, the Company shall be permitted to (i) discuss and pursue with its existing or replacement lenders regarding extensions and refinancings of all or any portion of the Funded Indebtedness (provided that all such extensions and refinancings of Funded Indebtedness shall provide that such indebtedness may by prepaid at any time and that no warrants, options, or other securities exercisable or convertible, in the aggregate, into more than ten percent (10%) of the outstanding capital stock of the Company, shall be issued in connection therewith) and (ii) provide information to its current lenders that is required pursuant to contractual obligations existing as of the date hereof, or information historically provided, consistent with past practices, including status reports on the transactions contemplated herein, excluding, however, any nonpublic competitive, price, strategic or valuation information or principal deal terms relating to the Merger or this Agreement (except to the extent such disclosure is required by the terms of the notes, agreements, documents and/or instruments evidencing the Funded Indebtedness to a holder of the Funded Indebtedness) and provided that the Company promptly provides to Parent copies of all such information provided to current lenders.

                  (e) Nothing contained in this Section 6.1 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or (ii) making any other disclosure to the Company's shareholders if, in the good

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faith judgment of the board of directors of the Company, after consultation with its outside legal advisors, failure to do so would be inconsistent with Applicable Law; provided, however that in no event shall the Company or its board of directors or any committee thereof, take, agree to take, or resolve to take any action expressly prohibited by this Section 6.1.

         6.2      Interim Operations.

                  (a) From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to the terms hereof, unless Parent has consented in writing thereto, or except as otherwise expressly contemplated by this Agreement, the Company shall, and shall cause its Subsidiaries to:

                                    (i)      conduct its business, financial,
                  and other operations in the ordinary course of business, consistent with past practice, including the payment of all accounts payable and other routine and customary expenses as they become due and payable (provided that the sole and exclusive remedy for a failure to pay such accounts payable and expenses as they become due and payable shall be a reduction of the Total Consideration as set forth in Part B of
                  Schedule I).

                                    (ii)     except as provided in Section
                  6.8(d), use commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those Persons having business relationships with the Company or its Subsidiaries;

                                    (iii)    in the event the Company chooses to
                  pay any indebtedness for borrowed money (other than repayments of its Funded Indebtedness and other principal and interest payments as they become due, all in the ordinary course of business consistent with past practice), promptly notify the Parent in writing of its intent to do so along with such amount to be paid prior to such payment being made;

                                    (iv)     provide the Parent with an itemized
                  schedule of the Company's Transaction Fees on each of the date hereof, the first day of each calendar month following the date hereof, and the Merger Consideration Calculation Time;

                                    (v)      within thirty (30) days following
                  the end of each calendar month, provide the Parent with the Company's (a) consolidated financial statements, (b) record of sales backlog for 2003 and 2004, (c) monthly and year-to-date sales booking schedules of days sales outstanding and days payable outstanding, (d) a statement of bidding and proposal expenses, (e) revisions to, updates of, and reports of production under the Schedule of Production, (f) amounts of any severance paid or agreed to be paid and the recipients thereof, each as of the end of such

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                  month, and (g) research and development and bid and proposal expenses, (the first of such reports shall include the foregoing information for the months ended June 30 and July 31, 2003);

                                    (vi)     provide the Purchaser with (x) a
                  written report every ten (10) Business Days of any accounts receivable which are thirty (30) days or more past due (as of a date preceding such report with respect to which such accounts receivable are reasonably ascertainable by the Company) through the Merger Consideration Calculation Time and
                  (y) prompt notice of any account receivable of any Governmental Authority or commercial customer in excess of US$1,000,000 which is more than thirty (30) days past due; and

                                    (vii)    will use the proceeds from the
                  consummation of the ASD Transaction and the sale of the Arizona Real Property for general corporate purposes (including paying debt to the holders of the Funded Indebtedness and other indebtedness to the extent permitted by this Agreement) and shall not use the proceeds from the ASD Transaction or the sale of the Arizona Property to pay any bonuses (except as required by pre-existing contracts, as required by Applicable Law, or as otherwise permitted by this
                  Section 6.2).

                  (b) Without limiting the generality of Section 6.2(a), from and after the date of this Agreement until the Effective Time, except for actions required to be taken by the Company or any of its Subsidiaries in the performance of their respective obligations under the Company Material Contracts, or as otherwise expressly permitted by Section 6.2(a), unless Parent has consented in writing thereto, which consent will not be unreasonably withheld (except with respect to subsections (vii), (viii) and (xiv), for which Parent may withhold consent for any or no reason), or except as otherwise expressly contemplated or permitted by this Agreement, the Company shall not, and shall not permit its Subsidiaries to:

                                    (i)      amend their respective certificate
                  of incorporation, bylaws, or other organizational documents;

                                    (ii)     subject to Section 6.1(d)(i) and
                  the Company's obligations with respect to the ESPP, 8% Notes Debt, or the Option Plans, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest, or convertible or exchangeable securities;

                                    (iii)    subject to the Company's
                  obligations with respect to the ESPP, 8% Notes Debt, or the Option Plans, split, combine or

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

                  reclassify its capital stock, or otherwise change its capitalization as it exists on the date hereof, or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or any other equity interest;

                                    (iv)     grant, confer or award any option,
                  warrant, convertible security or other right to acquire any shares of its capital stock or take any action to cause to be exercisable any otherwise unexercisable option under the Option Plans or create any new equity based plan, convertible security, or right to acquire any capital stock of the Company (except (a) as otherwise required by the express terms of any unexercisable options outstanding on the date hereof, (b) in connection with grants of options to purchase Company Common Stock to newly hired non-executive employees of the Company or any of its Subsidiaries in the ordinary course of business, consistent with past practice or (c) as may be required with respect to the ESPP, 8% Notes Debt, or the Option Plans,.

                                    (v)      declare, set aside or pay any
                  dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) with respect to any shares of its capital stock or other ownership interests, including any constructive or deemed distributions, or make any other payments to shareholders in their capacity as such (other than any such payments by any Subsidiary to the Company);

                                    (vi)     directly or indirectly redeem,
                  purchase or otherwise acquire any shares of its capital stock or capital stock of the Subsidiaries;

                                    (vii)    transfer, license, mortgage,
                  encumber, sell, lease or otherwise dispose of any of its material assets (including capital stock of the Subsidiaries); provided that (x) the Company may sell, transfer or dispose of the stock or assets of the International Center for Safety Education, a Subsidiary of the Company, in an arms-length transaction to any Person that is not an Affiliate of the Company and (y) the Company may sell, transfer or dispose of the Arizona Real Estate in an arms-length transaction to any Person that is not an Affiliate of the Company;

                                    (viii)   enter into a new, or extend an
                  existing, license with Intercast Europe S.P.A. with respect to the Company's Cleargard(R) transparent polyurethane polymers;

                                    (ix)     acquire by merger, purchase or any
                  other manner, any business, entity or division, or make any capital expenditures or otherwise acquire any material property or assets, except for purchases of supplies or capital equipment in the ordinary course of business, consistent with past practice;

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

                                    (x)      incur, assume, or otherwise become
                  liable for any indebtedness for borrowed money in excess of US$10,000, individually, or US$50,000 in the aggregate, except
                  (w) for any indebtedness which is Funded Indebtedness, (x) for checks or other instruments endorsed by the Company or any of its Subsidiaries, and (y) indebtedness to trade creditors of the Company or its Subsidiaries, in the ordinary course of business, consistent with past practice;

                                    (xi)     guaranty any obligation in excess
                  of US$10,000, individually, or US$50,000, in the aggregate, except pursuant to any potential increase in the Company's guaranty obligations related to its former Airline Interiors facility located at 12325 Kernan Street, Poway, California.

                                    (xii)    make or forgive any loans, advances
                  or capital contributions to, or investments in, any other Person (other than advances in respect of business expenses and loans and advances in respect of relocation arrangements, in each case made to officers or employees in the ordinary course of business, consistent with past practice);

                                    (xiii)   modify, amend, terminate or waive
                  any rights under any confidentiality agreement entered into in connection with any Alternative Transaction, except in the case of a modification, amendment, or waiver that would not make such agreement less restrictive than the Parent - Company Confidentiality Agreement;

                                    (xiv)    enter into any agreement or
                  contract which requires the payment by the Company or any of its Subsidiaries after the Effective Time of more than US$150,000, individually, or US$500,000 in the aggregate, or which is not cancelable upon thirty (30) days' notice without payment of a penalty;

                                    (xv)     modify, amend, terminate or waive
                  any rights under any Company Material Contracts, except in the ordinary course of business consistent with past practice;

                                    (xvi)    except as may be required of the
                  Company or any of its Subsidiaries under any plan, agreement, policy, arrangement, or obligation currently in effect, or as otherwise required by Applicable Law: (a) increase the compensation, severance, bonus or, other benefits payable or to become payable to any of the directors, officers or employees of the Company or any of its Subsidiaries, (b) grant any severance or termination pay to, or enter into any new employment, consulting, retention, salary continuation or severance agreement with, any officer or director of the Company or any of its Subsidiaries, or (c) establish, adopt, enter into, amend or modify in any material respect any collective bargaining agreement, employee benefit plan, trust, fund, policy or arrangement for

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

                  the benefit of any current or former directors, officers or employees of the Company or any of its Subsidiaries, or any of their beneficiaries;

                                    (xvii)   take any action to change
                  accounting policies, procedures or practices, except as required by a change in GAAP or Applicable Law after the date hereof ("Reporting Requirements");

                                    (xviii)  subject to Section 6.3 or the
                  submission of a Superior Transaction to the vote of the Company's shareholders, and except for the election of directors in the ordinary course at an annual meeting of the Company's shareholders to be held concurrently with the Shareholders Meeting, approve or authorize any action to be submitted to the shareholders of the Company for approval other than pursuant to this Agreement;

                                    (xix)    materially change any method of
                  reporting income, deductions or other material items for income Tax purposes, make or change any material election with respect to Taxes, agree to or settle any material claim or assessment in respect of Taxes in violation of Section 6.17 hereto, or agree to an extension or waiver of the limitation period to any material claim or assessment in respect of Taxes, other than in the ordinary course of business consistent with past practice or as required by Reporting Requirements;

                                    (xx)     settle or compromise any Company
                  Litigation, or other pending or threatened suit, action, or claim in violation of Section 6.17 hereto;

                                    (xxi)    demand the acceleration of payment
                  any account receivable or trade receivable when such invoice is not in default, or accept an accelerated payment of less than the amount of the original invoice of any accounts receivable or trade receivables as a result of a discount granted by the Company, in either case not in the ordinary course of business consistent with past practice (provided that the sole and exclusive remedy for a breach of this
                  Section 6.2(b)(xxi) shall be a reduction of the Total Consideration as set forth in Part B of Schedule I);

                                    (xxii)   enter into any binding oral or
                  written agreement to take any of the actions prohibited by this Section 6.2(b).

                  (c) Notwithstanding anything contained Sections 6.2(a) and (b), the Company shall, and the Company shall cause its Subsidiaries to, maintain (i) research and development spending of not less than US$1,000,000 between July 1, 2003 and October 31, 2003, and of not less than US$250,000 for each complete calendar month thereafter until the Closing Date and (ii) fees and expenses associated with applying for and defending its Patents and other Intellectual Property of not less than US$100,000 between July 1, 2003 and October 31, 2003, and of not less than US$25,000 for each

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

complete calendar month thereafter until the Closing Date, provided, however, that the Company's breach of any item contained in this Section 6.2(c) shall not constitute a Company MAC; and provided further the Company's breach of any item contained in Section 6.2(c) when aggregated together with any other breach of any representation, warranty, covenant, or agreement by the Company may otherwise constitute a Company MAC.

         6.3 Preparation of the Form S-4 and the Proxy Statement; Company Shareholder Approval.

                  (a) Subject to Section 6.1, promptly following the date of this Agreement, the Company shall, with the assistance and approval of Parent (which approval shall not be unreasonably withheld or delayed), prepare and file with the SEC the Proxy Statement, and Parent shall, with the assistance and approval of the Company (which approval shall not be unreasonably withheld or delayed), prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included (the "Proxy Statement/Prospectus"). Each of the Company and Parent shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall include in its Proxy Statement a discussion of the Tax consequences of the Merger to the Company's shareholders in which it shall advise its shareholders that the Merger is not a Tax free reorganization and that the Merger Consideration is taxable to the shareholders and that they shall consult with their tax advisors. The Company will call a special meeting of its shareholders and cause the Proxy Statement to be mailed to its shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act and, subject to Section 6.1, use its commercially reasonable efforts to solicit from holders of shares of Company Common Stock proxies in favor of the adoption of this Agreement and take all other action reasonably necessary or advisable to secure, at the Shareholders Meeting, the Company Shareholder Approval. Parent also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities law in connection with the issuance of Parent Common Stock in connection with the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Option Plans as may be reasonably required in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement will be made by Parent or the Company, respectively, without providing the other party the opportunity to review and comment thereon; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that the Company, may, upon termination of this Agreement in accordance with Section 8.2(d), withdraw the Registration Statement and cease the solicitation of proxies in favor of approval of the Agreement. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company will provide Parent, promptly after it receives notice thereof, a copy of any request by the SEC for the amendment of the Proxy Statement and responses thereto or requests by the SEC for additional information. Each of Parent, Purchaser and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the Proxy Statement. The Company, Parent and Purchaser each agree to correct any information provided by it for use in the Form S-4 or the Proxy Statement which shall have become false or misleading. If, at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective affiliates (as that term is used in Rule 145 under the Securities Act), officers or directors, should be discovered by Parent or Company which should be but is not set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the shareholders of the Company.

                  (b) Subject to Section 6.1 and Section 6.3(c), and prior to any termination of this Agreement pursuant to Section 8.2(d), the Company, acting through the Company's board of directors, shall in accordance with Applicable Law and the Company's Bylaws (i) duly call, give notice of, convene and hold, as promptly as practicable following the date upon which the Form S-4 becomes effective, the Shareholders Meeting and (ii) use its best efforts to solicit from holders of shares of Company Common Stock proxies in favor of the adoption of this Agreement and take all other action necessary or advisable to secure, at the Shareholders Meeting, the Company Shareholder Approval, by the vote described in Section 6.3 of this Agreement, and the Company's board of directors shall unanimously recommend adoption of this Agreement and the transaction contemplated hereby by the shareholders of the Company (the "Company Recommendation"), and shall not withdraw, revoke or change the Company Recommendation unless the board of directors of the Company, after complying with the provisions of Section 6.1, has publicly announced or notified Parent that it has approved a binding agreement for a Superior Transaction (a "Change in the Company Recommendation"); provided, that, the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Company Recommendation) of factual information regarding the business, financial condition or results of operations of Parent or the Company or the fact that a proposal for an Alternative Transaction has been made, the identity of the party making such proposal or the material terms of such proposal in the Form S-4 or the Proxy Statement/Prospectus or otherwise, only to the extent such information, facts, identity or terms is required to be disclosed under Applicable Law.

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

                  (c) If there is a Change in the Company Recommendation in accordance with Section 6.3(b) hereof, then from and after the date of such Change in the Company Recommendation, in performing its obligations under this
Section 6.3, the Company shall not be obligated to solicit from holders of shares of Company Common Stock proxies in favor of the adoption of this Agreement or to take any action necessary or advisable to secure, at the Shareholders Meeting, the Company Shareholder Approval.

         6.4      Filings; Other Action.

                  (a) Subject to the terms and conditions herein provided, each of the Company, Parent and Purchaser shall: (i) use reasonable best efforts to cooperate with one another in (A) determining which filings are required or advisable to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required or advisable to be obtained prior to the Effective Time from, Governmental Authorities or other third parties in connection with the execution and delivery of this Agreement, and any other Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers; and (ii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Documents to which it is a party. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and the Surviving Corporation shall take all such necessary action.

                  (b) In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act, if required, appropriate filings under any Non-U.S. Anti-Trust Law, and appropriate filings under any other Regulatory Law (as hereinafter defined) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, any Non-U.S. Anti-Trust Law, and any other Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act, if required, to obtain the receipt of any approvals required pursuant to any Non-U.S. Anti-Trust Law, and to cause the expiration or termination of the applicable waiting periods under any other Regulatory Law as soon as practicable. Nothing in this Agreement shall require any of Parent and its Subsidiaries or the Company and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any material assets of Parent, the Company or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any such approval from a Governmental Authority or any other Person or for any other reason ("Regulatory Restrictions").

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

                  (c) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.4(a), obtain all requisite material approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, any Non-U.S. Anti-Trust Law, or any other Regulatory Law, use commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the DOJ, the Federal Trade Commission (the "FTC") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means, if applicable, the Sherman Act, the Federal Trade Commission Act, and all other federal, state and foreign, if any, Applicable Laws that are designed or intended to prohibit, restrict or regulate antitrust violations or anti-competitive activities.

                  (d) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Section 6.4(a) and 6.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (a "Regulatory Challenge"), each of Parent and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts in order to contest and resist any such Regulatory Challenge and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

                  (e) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Parent and the Company shall use commercially reasonable efforts and cause its respective Subsidiaries to use their commercially reasonable efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

                  (f) The Company and Parent agree to cooperate in connection with sharing necessary information with respect to and making all necessary filings under the HSR Act, any Non-U.S. Anti-Trust Law and any other Regulatory Law; and making any

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

preliminary filings of the Proxy Materials with the SEC, as promptly as practicable, on a confidential basis pursuant to Rule 14a-6(e)(2) under the Exchange Act, to the extent such treatment is available.

                  (g) Any fees incurred in connection with filings made or consents sought pursuant to the HSR Act or any required filings made pursuant to any Non-U.S. Anti-Trust Law shall be borne equally by the Company and the Parent.

         6.5      Access to Information.

                  (a) From the date of this Agreement until the Closing, the Company shall, and shall cause its Subsidiaries to, (i) give Parent, its officers and a reasonable number of its employees and its authorized Representatives, reasonable access at all reasonable times during normal business hours to the Company Material Contracts, books, records, analysis, projections, plans, systems, personnel, commitments, offices and other facilities and properties of the Company and its Subsidiaries and their accountants and accountants' work papers and (ii) furnish Parent on a timely basis with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request and use commercially reasonable efforts to make available at all reasonable times during normal business hours to the officers, employees, accountants, counsel, financing sources and other Representatives of the Parent the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of the Company's business, properties, prospects and personnel as Parent may reasonably request.

                  (b) Not later than the Merger Consideration Calculation Time, Parent shall use commercially reasonable efforts to make available during normal business hours to Representatives of the Company Robert Schiller, Glenn Heiar, Robert Mecredy and Todd Smith for a meeting in person or by telephone conference call for the purpose of updating the Company's due diligence investigation of the Parent and Purchaser and to confirm the continuing accuracy of the representations and warranties made by Parent and Purchaser in Article V of this Agreement.

         6.6 Publicity. Any press release relating to this Agreement or its termination (except for press releases relating to a Superior Transaction) shall be issued jointly by the Company and Parent in a form previously agreed upon by the Company and Parent; provided, however, that any party may, without the prior written consent of the others, issue such press release or make such public statement as may, upon the advice of counsel, be required by Applicable Law or the rules and regulations of the SEC or the NYSE in the case of Parent or the rules and regulations of the SEC or the AMEX in the case of Company, in advance of obtaining such prior written consent, in which case, the issuing party shall use commercially reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

         6.7 Further Action. Upon the terms and subject to the conditions set forth in this Agreement, but without limiting the rights of the parties hereunder, each of the

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

parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using its best efforts to accomplish each of the following:

                  (a) the taking of all acts reasonably necessary to cause the Closing to be consummated as promptly as practicable;

                  (b) subject to Section 6.4 the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities), including, without limitation, filings pursuant to the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Authority;

                  (c) the obtaining of all necessary consents, approvals or waivers from third parties;

                  (d) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, or the consummation of the transactions contemplated hereby and thereby;

                  (e) the taking of all necessary actions to prevent the entry of Restraints and to appeal as promptly as possible any such Restraints that may be entered; and

                  (f) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         6.8 Indemnification of Company Directors and Officers, O&D Tail Insurance, Insurance.

                  (a) Parent agrees that commencing at the Effective Time and for seven (7) years and one (1) Business Day after the Effective Time, the bylaws of the Surviving Corporation shall provide that the Surviving Corporation, shall indemnify and hold harmless and pay expenses to the present and former directors and officers of the Company, and each person who prior to the Effective Time becomes an officer or director of the Company (each an "Indemnified Person"), in respect of acts or omissions by any of them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) to the fullest extent permissible under Applicable Law and, in any event, on terms no less favorable than the terms of the bylaws of the Company in effect immediately prior to the Effective Time (collectively, the "Indemnified Losses"). Such provisions of the Surviving Corporation's articles of incorporation and bylaws relating to the indemnification of Indemnified Persons for Indemnified Losses shall not be amended, modified, repealed or rescinded for a period of seven (7) years and one
(1) Business Day after the Effective Time in any manner that

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would materially and adversely effect the rights of Indemnified Persons thereunder, unless such modification shall be required by Applicable Law. Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 6.8. The Parent shall cause the Surviving Corporation to honor, assume and perform the obligations of the Company in the place and stead of the Company under any and all indemnification agreements between the Company and any such Indemnified Persons in existence on the Closing Date (which agreements have been made available by the Company to the Parent).

                  (b) Parent agrees that commencing at the Effective Time and for six (6) years and one (1) Business Day after the Effective Time:

                                    (i)      Parent shall obtain and provide at
                  its expense, or shall cause the Surviving Corporation to obtain and provide at its expense, (and shall provide evidence to the Company that the Parent has obtained and provided or caused the Surviving Corporation to obtain or provide same on or before the Closing) officers' and directors' liability insurance or officers' and directors' liability tail insurance policies with respect to acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Merger) covering each Indemnified Person on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of the Company's policy in effect on the date hereof (which policies have been made available by the Company to Parent) (the "O&D Tail Insurance").

                                    (ii)     The rights of each Indemnified
                  Person and his or her heirs and legal representatives under this Section 6.8 shall be in addition to any rights such Indemnified Person may have under the articles of incorporation or bylaws of the Company, any agreement providing for indemnification, or under the laws of the State of Arizona or any other Applicable Laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

                  (c) Immediately upon the execution and delivery of this Agreement by the Company, the Parent and the Purchaser, the Company shall appoint AON Risk Services, Inc. as its exclusive broker to negotiate the extension, through December 31, 2003, of its director and officer liability insurance. The Company shall, using a broker of its own choosing, timely negotiate extensions, through December 31, 2003, of all of its other insurance policies due to expire on October 1, 2003.

                  (d) Within ten (10) Business Days after the date of this Agreement, the Company shall, and shall cause each of its Subsidiaries to, if necessary, obtain adequate property and casualty insurance covering each piece of real property owned or leased by the Company or any of its Subsidiaries. The Company shall give the Parent prompt

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notice of any insurable loss arising with respect to any real property owned or leased by the Company or any of its Subsidiaries. In the event an insurable loss occurs with respect to any real property owned or leased by the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Parent, which consent shall not be unreasonably withheld, use the proceeds of any insurance policy received as a result of or in connection with such insurable loss to rebuild or repair any property, or any structure thereon, which is the basis for such insurable loss.

         6.9 Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

         6.10     Certain Tax Matters.

                  (a) During the period from the date hereof to the Effective Time, each of the Company and the Parent shall, and shall cause each of its Subsidiaries to: (i) timely file all Tax Returns ("Post Signing Returns") required to be filed by it and such Post Signing Returns shall be prepared in a manner consistent with past practice, (ii) timely pay all Taxes due and payable in respect of such Post Signing Returns that are so filed, (iii) accrue a reserve in its books and records and financial statements, in accordance with past practice, for all Taxes payable by it for which no Post Signing Return is due prior to the Effective Time, and (iv) promptly notify the other parties to this Agreement of any federal or state income or franchise, or other material Tax, suit, claim, action, investigation, proceeding or audit pending against or with respect to it or any of its Subsidiaries in respect of any Tax matters (or any significant developments with respect to any ongoing Tax matters), including material Tax liabilities and material refund claims; provided, that the Merger Consideration shall not be reduced solely due to any increase in corporate tax liability resulting solely from the effect of the Parent making the 338(g) Election; provided, further, however, that the Company acknowledges that the transaction contemplated by this Agreement is taxable and will not qualify or be reported as a tax free reorganization under the Internal Revenue Code.

                  (b) The Company shall make all required estimated tax payments due before the Effective Time. The total estimated income/franchise tax payments (including federal, state, local or foreign tax payments) shall reflect the total tax liability based on taxable income calculated by annualizing actual taxable income as of August 31, 2003.

                  (c) The Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries which are filed after the Effective Time.

         6.11     Benefit Plans and Option Plans.

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                  (a)      Subject to Section 6.11(b) below, between the date of
this Agreement and through the Effective Time, no discretionary award or grant under any benefit plan of the Company or a Company Subsidiary shall be made without the consent of Parent; nor shall the Company or a Company Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such benefit plan except as specifically required or permitted pursuant to (i) the terms of this Agreement and (ii) the terms thereof as in effect on July 23, 2003. Subject to
Section 6.11(b) below, neither the Company nor any Company Subsidiary shall make any amendment to any benefit plan or any awards thereunder, or establish any new benefit plan, without the consent of Parent, provided that the Company shall as required by Applicable Law amend or modify any benefit plan (including its 401(k) plan) to conform to legal and regulatory requirements and/or to change the administrator or provider thereunder.

                  (b) Prior to the Effective Time, the Company shall, if necessary, amend the Option Plans, ESPP and RSP in order to allow and provide for acceleration of the vesting of the Eligible Options and termination of the Option Plans, ESPP and RSP, each as provided in Article III.

         6.12 Stock Exchange Listing. Parent shall use commercially reasonable efforts to have the Parent Common Stock to be issued in the Merger approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance.

         6.13 Affiliates; Shareholder Agreement. The Company shall use commercially reasonable efforts to obtain an executed Affiliate Letter from (i) each Person identified on Section 4.24 of the Company Disclosure Schedule hereto within thirty (30) days following the date of this Agreement and (ii) from any Person who, to the knowledge of the Company, may be deemed to have become an affiliate (as that term is used in Rule 145 under the Securities Act) of the Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. Notwithstanding the foregoing, Parent shall be entitled to place a restrictive legend, substantially in the form set forth in the Affiliate Letter, on the certificates evidencing any of the Parent Common Stock to be received by (i) any Person identified on Section
4.24 of the Company Disclosure Schedule or (ii) any Person Parent reasonably identifies in writing to the Company as being a Person who is an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, regardless whether such Person has executed an Affiliate Letter and regardless whether such Person's name appears on Section 4.24 of the Company Disclosure Schedule. In addition, the Company shall use commercially reasonable efforts to cause each of the Company's executive officers and directors to execute and deliver to the Parent a Shareholders Agreement substantially in the form annexed hereto as Exhibit C (the "Shareholders Agreement") prior to any filing made by the Parent and the Company pursuant to the HSR Act.

         6.14 Escrow Agreement. The Parties agree that at the Effective Time, the Parent and the Company shall execute and deliver to the Escrow Agent a joint instruction

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letter instructing the Escrow Agent to release and deliver to the Parent all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including accumulated, but unpaid, interest thereon, to the order of the Parent (the "Escrow Release Letter").

         6.15 Liquidation of Subsidiaries. Prior to the Effective Time, the Company shall, in consultation with the Parent, use commercially reasonable efforts to cause the legal existence of each of its Subsidiaries which are shell companies or are non-operating companies and listed on Schedule 6.15 to be terminated and the assets of such Subsidiaries transferred to the Company and the liabilities of such Subsidiaries to be paid, to the extent they are due and payable, or transferred to the Company (the "Subsidiary Liquidations"); provided, that at least 15 Business Days prior to each such termination and transfer the Company shall inform the Parent in writing of the amount and nature of such assets and liabilities to be paid or transferred to the Company; and provided, further that if following receipt of such notice the Parent should notify the Company that any such Subsidiary should not be liquidated, the Company will take no action with respect to the liquidation of such Subsidiary and the transfer of its assets and liabilities to the Company.

         6.16 Certain Benefit Plans. At the Parent's option, by written notice to the Company not later than 30 days prior to the Closing Date: the Company shall initiate all actions necessary to freeze, as of the Effective Time, any Company Benefit Plan and any qualified or non-qualified defined benefit plans of the Company. On or before September 30, 2003, to the extent required by Applicable Law, the Company will prepare and file with the U.S. Internal Revenue Service an application for a determination letter with respect to the Company's defined benefit pension plan to comply with the requirements of the Tax legislation commonly known as "GUST" and "EGTRRA", and all plan amendments shall give effect to the most recent qualification letter through the date of such filing. Prior to the Closing Date, the Company shall give to the U.S. Internal Revenue Service, the Pension Benefits Guaranty Corporation, the Department of Labor, and all participants in each Company Benefit Plan, all notices of the Merger required to be given ERISA or the Code.

         6.17 Company Litigation. Subject in each case to the good faith conclusion of the Company's board of directors, in the exercise of its fiduciary duties, after considering the best interests of the Company, Applicable Law, and the advice of counsel, that a settlement of any Company Litigation is in the best interests of the Company, until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company and the Company's Subsidiaries:

                  (a) shall permit the Parent to monitor, at its own expense and with separate counsel, the defense or settlement of Company Litigation brought by any Company shareholder against the Company or the board of directors of the Company relating to this Agreement or the Merger, and shall not settle any such Company Litigation, without first consulting with the Parent (if practicable) regarding the nature and terms of such settlement;

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                  (b)      shall not settle any other Company Litigation to
which it is a party without first consulting with the Parent (if practicable) regarding the nature and terms of such settlement; and

                  (c) shall not settle any Company Litigation unless the payment by the Company or its Subsidiaries of any cash amount is paid prior to the Merger Consideration Calculation Time and such settlement does not impose any material restriction on the business, assets, or operations of the Surviving Corporation (as successor to the Company) following the Closing Date.

         6.18 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         6.19 Pro Forma Financial Statements. . The Company will timely file with the SEC any Form 8-K containing any pro forma financial information required to be filed by the Company pursuant to Article 11 of Regulation S-X promulgated pursuant to the Exchange Act with respect to the consummation of the ASD Transaction and/or the sale of the Arizona Real Estate.

         6.20 Termination of Certain Company Executive Officers. To effectuate the intent of the parties to the Agreement that all costs and expenses associated with the termination of all employment agreements with the President and Chief Executive Officer of the Company (Bradley P. Forst) and the Executive Vice President and Chief Development Officer of the Company (Joseph W. Coltman), be paid by the Company at or prior to the Closing, the board of directors of the Company and the Company shall take such actions as shall be necessary prior to the Closing and in compliance with such employment agreements and Applicable Law, and Parent hereby consents to such actions, to: (a) give notice and terminate the President and Chief Executive Officer of the Company (Bradley P. Forst) and the Executive Vice President and Chief Development Officer of the Company (Joseph W. Coltman), without cause, effective immediately following the Closing; (b) pay all salary earned or accrued through the Termination Date and all management change of control contract payments and severance payments, including any Tax gross-up amounts and excise Taxes resulting from such payments, associated with or resulting from the termination of such executive officers of the Company at Closing; and (c) notwithstanding any other provision contained in this Agreement to the contrary, any amounts described in item (b) above which remain unpaid immediately following the Closing shall constitute Company's Transaction Fees. This covenant shall not be deemed to prohibit or require the Parent and either of such executive officers from entering into any interim or permanent employment or consulting agreement with Parent or Surviving Corporation following the Closing.

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                                  ARTICLE VII

                                  CONDITIONS

         7.1 Conditions to Each Party's Obligation to Consummate the Merger. The respective obligation of each party to consummate the Merger shall be subject to the satisfaction or, where permitted by Applicable Law, the waiver prior to the Effective Time, of each of the following conditions:

                  (a) The Company's shareholders shall have approved the Merger and this Agreement in accordance with the Arizona Code and the rules and regulations of the American Stock Exchange; provided, that this Section 7.1(a) shall not constitute a condition to the obligation of the Company to consummate the Merger if the Company shall have breached Section 6.3;

                  (b) No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority of competent jurisdiction or pursuant to any statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect prohibiting the consummation of the Merger or the transactions contemplated hereby; provided that this Subsection 7.1(b) shall not constitute a condition to the obligations of any party to this Agreement to consummate the Merger that files suit or institutes proceedings with respect to, obtains, or otherwise affirmatively seeks to obtain, directly or indirectly, or any of its respective Subsidiaries that files suit or institutes proceedings with respect to, obtains, or otherwise affirmatively seeks to obtain, directly or indirectly, any such Restraints;

                  (c) The Form S-4 and any required post-effective amendment thereto shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; provided that this Subsection 7.1(c) shall not constitute a condition to the obligations of Parent or Purchaser to consummate the Merger if Parent is in breach of Section 6.3;

                  (d) Any waiting period (and any extension thereof) or approval of a Governmental Authority applicable to the consummation of the Merger under the HSR Act, Non-U.S. Anti-Trust Law, or other Regulatory Law shall have terminated, expired or been obtained; provided that this Subsection 7.1(d) shall not constitute a condition to the obligations of any party to this Agreement to consummate the Merger that fails, or fails to cause any of its respective Subsidiaries, to timely make any filing with or give any notice to any Governmental Authority, or to use its commercially reasonable efforts to obtain any approval from any Governmental Authority under the HSR Act, any Non-U.S. Anti-Trust Law, or other Regulatory Law, required of such party or its Subsidiary; and

                  (e) All consents, approvals and actions of, filings with, and notices to any Governmental Authority required of the Company, Parent, Purchaser or any of their respective Subsidiaries under any Regulatory Law with respect to the consummation of the Merger (other than the filing of a certificate of merger pursuant to the Arizona Code)

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

shall have been obtained or made; provided that this Subsection 7.1(e) shall not constitute a condition to the obligations of any party to this Agreement to consummate the Merger that fails, or fails to cause any of its respective Subsidiaries, to make any filing with or give any notice to any Governmental Authority, or to use its commercially reasonable efforts to obtain any consent, approval or action by any Governmental Authority, required of such party or its Subsidiary.

         7.2 Conditions to Obligation of Parent and Purchaser to Consummate the Merger. The obligation of Parent and Purchaser to consummate the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of the Company set forth in this Agreement or any Ancillary Document shall be true and correct both when made and as of the Closing (except to the extent expressly made as of a specified date or as updated pursuant to a Company Update, in which case as of such date), except where the failure of such representations and warranties to be true, complete and correct would not, in the aggregate, result in a Company MAC;

                  (b) The Company shall have performed and complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it prior to the Effective Time, except (i) where non-performance or non-compliance follows Parent's or Purchaser's breach of this Agreement, (ii) unless such failure to perform or comply would not have a Material Adverse Effect on the Company, or (iii) unless such failure to perform or comply is a matter which is the subject of a decrease in the Total Consideration pursuant to Part B of Schedule I, in which case such adjustment shall be the sole consequence of such non-performance or non-compliance and the matter shall not constitute or be deemed to be a Material Adverse Change or Material Adverse Effect;

                  (c) Parent shall have received a certificate signed by the chief financial officer of the Company, dated as of the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 7.2(a) - (b) have been satisfied;

                  (d) This Agreement and the Merger shall have been approved by the holders of a majority of the shares of Company Common Stock;

                  (e) Each of the executive officers and directors of the Company shall have executed and delivered to the Parent the Shareholders Agreement;

                  (f) No Change in the Company Recommendation shall have occurred;

                  (g) The Company shall have duly executed and delivered to the Parent the Escrow Release Letter, which release shall be effective as of the Effective Time; and

                  (h) All consents of third parties required pursuant to the terms of any Company Material Contract identified on Schedule III shall have been obtained.

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

         7.3 Conditions to Obligation of the Company to Consummate the Merger subject to Section 3.6. Subject to Section 3.6, the obligation of the Company to consummate the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                  (a) The representations and warranties of Parent and Purchaser set forth in this Agreement or any Ancillary Document shall be true and correct both when made, and as of the Closing Date (except to the extent expressly made as of a specified date, or as updated pursuant to a Parent Update, in which case as of such date), except where the failure of such representations and warranties to be true, complete and correct would not, in the aggregate, result in a Parent MAC;

                  (b) Parent and Purchaser shall have performed and complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed and complied with by them prior to the Effective Time, except (i) where non-performance or non-compliance follows Company's breach of this Agreement, or (ii) unless such failure to perform or comply would not have a Material Adverse Effect on the Parent;

                  (c) The shares of Parent Common Stock issuable as a portion of the Merger Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance, unless the Parent shall have irrevocably designated the Cash Consideration Percentage to be 100% (which designation is in effect at the Closing Date or the Effective Time);

                  (d) Parent shall have provided evidence to the Company in a form reasonably acceptable to the Company that the Parent has obtained the O&D Tail Insurance; and

                  (e) The Company shall have received a certificate signed by the chief financial officer of Parent, dated as of the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Section 7.3(a) through Section 7.3(d) have been satisfied.

                                  ARTICLE VIII

                                  TERMINATION

         8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether or not the Company Shareholder Approval has been obtained, by the mutual consent of Parent and the Company.

         8.2 Termination by Either Parent or Company. This Agreement may be terminated by the Parent or the Company and the Merger abandoned at any time prior to the Effective Time as follows:

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

                  (a) whether or not the Company Shareholder Approval has been obtained, if the Effective Time shall not have occurred on or prior to December 31, 2003 (the "Deadline Date"), provided, however, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have principally caused, or resulted in, the failure of the Merger to be consummated on or prior to such date;

                  (b) whether or not the Company Shareholder Approval has been obtained, if a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, provided, however, that the right to terminate this Agreement under this Section 8.2(b) shall not be available to any party whose actions, or failure to act, principally caused, or resulted in, directly or indirectly, the Governmental Authority issuing a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

                  (c) if the Shareholders Meeting has been held and the Company Shareholder Approval shall not have been obtained; or

                  (d) if, prior to the receipt of Company Shareholder Approval, (x) a Change in the Company Recommendation shall have occurred or (y), the board of directors of the Company, has publicly announced or has provided written notice to the Parent that the Company's board of directors has approved a binding agreement for a Superior Transaction; provided, that the Company may not terminate this Agreement and abandon the Merger pursuant to this Section 8.2(d) unless:

                                    (i)      the Company shall have complied
                  with Section 6.1 and Section 6.3 in all respects; and

                                    (ii)     the Company shall have (1) notified
                  the Parent in writing, at least two (2) Business Days prior to the vote of the Company's board of directors to approve a Change in the Company Recommendation or a Superior Transaction, of the Company's receipt of a proposal for such Superior Transaction, and that the Company intends to make a Change in the Company Recommendation or enter into a binding written agreement with respect to such Superior Transaction subject to Section 8.2(d)(iii) below and (2) provided to the Parent, together with the notice set forth in the immediately preceding clause, a copy of the current written version of such Superior Transaction (or if there is no written version, a summary of all material terms and conditions of such Superior Transaction), subject to any related confidentiality agreement existing on the date hereof that, in the opinion of counsel to the Company, is binding on the Company and precludes such disclosure; and

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

                                    (iii)    the Parent does not make, within
                  two (2) Business Days after receipt of the Company's written notice pursuant to Section 8.2(d)(ii) above, an offer that the board of directors of the Company shall have concluded in good faith (following consultation with its financial advisors and outside legal counsel) is at least as favorable, considering all relevant terms, to the Company shareholders as such Superior Transaction; and

                                    (iv)     the Company shall,
                  contemporaneously with making such Change in the Company Recommendation or entering into such Superior Transaction, terminate this Agreement by delivery of notice of such termination to Parent, (x) concurrently pay to Parent such amounts and take such actions as specified in Sections 8.7(a)(i) and 8.7(a)(ii), and (y) shall deliver to the Parent a written undertaking to pay the amount specified in Sections 8.7(a)(iii) as required by and pursuant to the terms of Sections 8.7(a)(iii) upon the consummation of such Superior Transaction.

         8.3 Termination by the Company. Subject to Section 3.6 above, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Company's board of directors, whether or not the Company Shareholder Approval has been obtained, upon a failure to satisfy any of the conditions set forth in Sections 7.3(a) or 7.3(b) (a "Terminating Parent Breach"); provided that, if such Terminating Parent Breach is curable by Parent or Purchaser through the exercise of commercially reasonable efforts within thirty (30) days following notice of such Terminating Parent Breach, for so long as Parent or Purchaser continues to exercise such commercially reasonable efforts, and such Terminating Parent Breach is cured within such thirty (30) day period, the Company may not terminate this Agreement under this Section 8.3 within such thirty (30) day period; and provided further that the preceding proviso shall not in any event be deemed to extend the Deadline Date; or upon the occurrence of any other Material Adverse Change with respect to the Parent.

         8.4 Termination by Parent. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, by action of the board of directors of Parent, on behalf of Parent and Purchaser, whether or not the Company Shareholder Approval has been obtained:

                  (a) upon a failure to satisfy any of the conditions set forth in Sections 7.2(a) or 7.2(b) (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by Company through the exercise of commercially reasonable efforts within thirty (30) days following notice of such Terminating Company Breach, for so long as Company continues to exercise such commercially reasonable efforts, the Parent may not terminate this Agreement under this Section 8.4 within such thirty (30) day period; and provided further that the preceding proviso shall not (i) in any event be deemed to extend the Deadline Date, or (ii) be operative in the case of a Change in the Company Recommendation or a breach which results in a termination pursuant to
Section 6.1 or 8.2(d) or a Company MAC; or

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

                  (b) if an Alternative Transaction shall have been announced or otherwise become publicly known as a result of any action or inaction of the Company, and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its shareholders of an Alternative Transaction involving a tender offer or exchange offer), (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within five (5) Business Days after Parent requests in writing that such recommendation be reconfirmed or (C) determined that such Alternative Transaction was a Superior Transaction and takes any of the actions allowed by clause (ii) of
Section 6.1(a), or the board of directors of Company resolves to take any of the actions described above.

                  (c) Upon the occurrence of any other Material Adverse Change with respect to the Company.

         8.5 Right to Terminate. The right of any party to terminate this Agreement and abandon the Merger pursuant to this Article VIII shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any of their Representatives, whether before or after the date of this Agreement; provided, that if the Company can demonstrate that the Parent or Purchaser had knowledge (as defined in Section
1.1 but without any obligation to conduct due inquiry) as of the date hereof of any event, fact, or condition which would otherwise give rise to the right to terminate this Agreement, the Parent may not terminate this Agreement as a result of such breach of such representation, warranty, covenant, or agreement made by the Company, or the Company's failure to satisfy such condition to the obligation of Parent and the Purchaser to consummate the Merger set forth in
Section 7.2 arising out of such event, fact, or condition; provided that any such breach or failure to satisfy such condition, when aggregated together with any other breach of any representation, warranty, covenant or agreement, or failure to satisfy a condition, may otherwise constitute a Company MAC.

         8.6 Effect of Termination and Abandonment; Termination Fee. In the event of the termination of this Agreement pursuant to Article VIII, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its Affiliates or Representatives, except for the obligation of the Company to make the payments set forth in Section 8.7 under the circumstances described in such Section and the rights of the parties to receive the amounts held in escrow pursuant to the Escrow Agreement. Notwithstanding the foregoing, or any other provision of this Agreement (but subject to Sections 8.7(a), (b), (d) and (f)), nothing herein shall relieve the Company, Parent or Purchaser from liability for any prior material breach hereof.

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         8.7      Termination Fees and Expenses.

                  (a) If (x) the Company shall have entered into a binding agreement for a Superior Transaction as a result of an Unsolicited Offer and either Parent or the Company shall have elected to terminate this Agreement pursuant to Section 8.2(d) or (y) there shall have occurred a Change the Company Recommendation, then:

                                    (i)      in accordance with Section
                  8.2(d)(iv), the Company shall promptly pay to Parent the Parent Transaction Expenses;

                                    (ii)     in accordance with Section
                  8.2(d)(iv), the Company shall promptly instruct the Escrow Agent to release and pay to the Parent all amounts held by the Escrow Agent pursuant to the Escrow Agreement; and

                                    (iii)    if (x) in the event of a Superior
                  Transaction, such Superior Transaction is consummated within one (1) year after the date the Company shall have approved such Superior Transaction or (y) any Alternative Transaction is consummated within 180 days, after the date of termination of this Agreement following a Change in the Company Recommendation, the Company shall pay to Parent, simultaneously with the consummation of such Superior Transaction, or Alternative Transaction, as the case may be, an amount equal to US$5,000,000, less the amount of any Parent Transaction Expenses previously paid to Parent.

                  (b) If as a result of the Company's violation of Section 6.1(a), Parent shall have elected to terminate this Agreement pursuant to
Section 8.4, then:

                                    (i)      the Company shall promptly pay to
                  the Parent US$1,500,000;

                                    (ii)     the Company shall promptly instruct
                  the Escrow Agent to release and pay to the Parent all amounts held by the Escrow Agent pursuant to the Escrow Agreement; and

                                    (iii)    if an Alternative Transaction is
                  consummated by the Company within one (1) year after such termination, the Company shall pay to Parent, simultaneously with the consummation of such Alternative Transaction, an additional US$3,500,000.

                                    (iv)     For avoidance of doubt, under the
                  circumstances described in Section 8.7(b), no Parent Transaction Expenses shall be due and payable by the Company to the Parent.

                  (c) In the event this Agreement is terminated upon (i) mutual agreement of the Company and the Parent, (ii) a material breach of the Agreement by the Company, (iii) the failure to obtain any approval of a Governmental Authority required to consummate the Merger, or (iv) failure of the Company to satisfy a material condition to the Parent's obligation to consummate the Merger that has not been waived in writing by the Parent or excused pursuant to the terms of this Agreement, the Company shall promptly instruct the Escrow Agent to release and pay to the Parent all amounts held by the Escrow Agent pursuant to the Escrow Agreement.

                  (d) Notwithstanding anything herein to the contrary, the aggregate amount to be paid by the Company to Parent pursuant to this Section
8.7 shall not exceed US$5,000,000 under any circumstances. For the avoidance of doubt, payment of any monies by the Company pursuant to this Section 8.7 shall be in addition to the release to the Parent of all moneys held by the Escrow Agent pursuant to the Escrow Agreement, and none of the amounts paid by the Company pursuant to this Section 8.7 or the monies held by the Escrow Agent pursuant to the Escrow Agreement shall be set-off or deducted from each other. For avoidance of doubt, the fees and expenses payable pursuant to Sections 8.7(a) and 8.7(b) are not cumulative, but are alternative remedies, and constitute liquidated damages.

                  (e)      Any monies to be paid by the Company pursuant to this
Section 8.7 shall be paid by wire transfer of same day funds to an account designated by Parent.

                  (f)      The agreements contained in Section 8.2(d) and
Section 8.7 are an integral part of the transactions contemplated hereby, do not constitute a penalty, and constitute liquidated damages and constitute the sole remedy of the Parent and the Purchaser with respect to a termination of this Agreement and/or abandonment of the Merger under the circumstances described in
Section 8.2(d). In the event of any dispute between the Company and Parent as to whether any monies are due and payable pursuant to Section 8.2(d) or Section 8.7, the prevailing party shall be entitled to receive from the other party the reasonable costs and expenses (including reasonable legal fees and expenses) incurred in connection with any action, including the filing of any lawsuit or other legal action relating to such dispute. Interest, calculated at the publicly announced prime rate of the Bank of America, N.A., shall be paid on the amount of any unpaid monies required to be paid by the Company pursuant to this
Section 8.7, calculated from the date such monies were required to be paid.

         8.8 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its board of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided, that, any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Nonsurvival of Representations and Warranties. The representations and warranties in this Agreement, and in any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time or upon termination of this Agreement pursuant to Article VIII, as the case may be. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time. Notwithstanding anything else contained herein, Section 6.3(b), Section 8.2(d)(iv), Section 8.7 and Article IX shall survive termination of this Agreement.

         9.2 Notices. All notices, requests, claims, demands, or other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), sent by a nationally recognized overnight courier services, or sent by facsimile (with proof of sending), to the applicable party at the following addresses or facsimile numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

         If to Parent or Purchaser:

         Armor Holdings, Inc.
         1400 Marsh Landing Parkway
         Jacksonville, FL 32250
         Attn: Chief Executive Officer
         Facsimile: (904) 741-5400

         With a copy to:

         Kane Kessler, P.C.
         1350 Avenue of the Americas
         New York, New York 10019
         Attn: Robert L. Lawrence, Esq.
         Facsimile: 212-245-3009

         If to the Company:

         Simula, Inc.
         7822 South 46th Street
         Phoenix, AZ 85004
         Attention: Chief Executive Officer
         Fax: (602) 631-9005
         with a copy to:

         Bryan Cave LLP
         Two North Central Avenue, Suite 2200
         Phoenix, Arizona 85004-4406
         Attention: Frank M. Placenti, Esq.
         Fax: (602) 364-7070

         9.3 Assignment; Binding Effect; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that either Parent or Purchaser (or both) may assign its rights hereunder to a wholly-owned Subsidiary of Parent; and, provided further that nothing shall relieve the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, or their respective heirs, successors, executors, administrators and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.4 Entire Agreement. This Agreement, including the exhibits and schedules hereto, the Parent - Company Confidentiality Agreement, the Escrow Agreement, the Ancillary Documents and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior representations, warranties, agreements and understandings among the parties, both written and oral, with respect thereto, including but not limited to the Letter of Intent between the Parent and the Company, dated July 23, 2003; provided, that if there is any conflict between the Parent - Company Confidentiality Agreement and this Agreement, this Agreement shall prevail.

         9.5 Governing Law. THIS AGREEMENT HAS BEEN ENTERED INTO AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

         9.6 Jurisdiction and Venue. THIS AGREEMENT SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK. THE PARTIES TO THIS AGREEMENT AGREE THAT ANY BREACH OF ANY TERM OR CONDITION OF THIS AGREEMENT SHALL BE DEEMED TO BE A BREACH OCCURRING IN THE STATE OF NEW YORK BY VIRTUE OF A FAILURE TO PERFORM AN ACT REQUIRED TO BE PERFORMED IN THE STATE OF NEW YORK AND IRREVOCABLY AND EXPRESSLY AGREE TO SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF RESOLVING ANY DISPUTES AMONG THE PARTIES RELATING TO THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT HEREOF BROUGHT IN NEW YORK COUNTY, NEW YORK, AND FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN NEW YORK COUNTY, NEW YORK HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HERETO AGREE TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED UNITED STATES MAIL, POSTAGE PREPAID, ADDRESSED TO THE PARTY IN QUESTION.

         9.7 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         9.8 Fee and Expenses. Whether or not the Merger is consummated, except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         9.9 Headings; Interpretation. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. The table of contents contained in this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         9.10 Amendment; Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Except as otherwise provided herein, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver, by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained in this Agreement or in any of the Ancillary Documents. Any term, covenant or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written notice signed by such party expressly waiving such term or condition. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         9.11 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provision of this Agreement relating to a time period or scope of activities is declared by a court of competent jurisdiction to exceed the maximum permissible time period or scope of activities, as the case may be, the time period or scope of activities shall be reduced to the maximum which such court deems enforceable.

         9.12 Parent Actions. The Company hereby acknowledges that from and after the date of this Agreement, Parent or any of its Subsidiaries may take actions involving (i) a merger, reorganization, share exchange, spin-off, consolidation, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries, (ii) any purchase or sale of the consolidated assets of a Person or any division or unit thereof by Parent or any of its Subsidiaries, (iii) any purchase or sale of, or tender or exchange offer for, equity securities of any Person by Parent or any of its Subsidiaries, (iv) the acquisition of any equity securities of any Person by Parent or any of its Subsidiaries or (v) any financings by the Parent or any of its Subsidiaries.

         9.13 Remedies. Except under or with respect to any circumstance, condition or event which results in an obligation of the Company to make the payments set forth in Section 8.7 (in which case, such obligation of the Company shall be the Parent's and the Purchaser's sole, exclusive and liquidated remedy under and with respect to this Agreement, the Merger, or otherwise, whether at law or in equity): (a) any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy, (b) the parties agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and (c) the parties further agree they shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this remedy being in addition to any other remedy to which the parties are entitled at law or in equity.

         9.14 Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

         9.15 Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

         9.16 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                           Armor Holdings, Inc.

                                           By: /s/ Robert R. Schiller
                                               ---------------------------------
                                               Robert R. Schiller
                                               Chief Operating Officer and Chief
                                               Financial Officer

                                           AHI Bulletproof Acquisition Corp.

                                           By: /s/ Robert R. Schiller
                                               ---------------------------------
                                               Robert R. Schiller
                                               President

                                           Simula, Inc.

                                           By: /s/ Bradley P. Forst
                                               ---------------------------------
                                               Bradley P. Forst
                                               President and Chief Executive
                                               Officer

                                    EXHIBIT A
                            FORM OF AFFILIATE LETTER

                                                        _____________ ___, 20___

Ladies and Gentlemen:

         The undersigned, a holder of shares of common stock, par value US$0.01 per share ("Company Common Stock"), of Simula, Inc., an Arizona corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission that the undersigned is, in fact, an affiliate of the Company.

         Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 29, 2003, among Armor Holdings, Inc., a Delaware corporation ("Parent"), AHI Bulletproof Acquisition Corp., an Arizona corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and the Company, Purchaser will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value US$0.01 per share ("Parent Common Stock"), of Parent.

         If, in fact, the undersigned were an affiliate of the Company under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

         The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the shares of Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to the undersigned, such counsel to be reasonably satisfactory to Parent and such opinion to be in form and substance reasonably satisfactory to Parent, or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

         In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided that such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the shares of Parent Common Stock sold as indicated in such letter.

         Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of the shares of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

         The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legend is no longer required for purposes of the Securities Act.

         There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued, in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act."

         It is understood and agreed that certificates with the legend set forth above will be substituted by delivery of certificates without such legends if
(i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available or (iii) Parent has received either a written opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

Very truly yours,

                                                                         Annex I
                                                                    To Exhibit A

                                            _____________ ___, 20___

Ladies and Gentlemen:

         On ___________ ___, 20___, the undersigned sold the securities of Armor Holdings, Inc., a Delaware corporation ("Parent"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of AHI Bulletproof Acquisition Corp., an Arizona corporation and a wholly-owned Subsidiary of Parent, with and into Simula, Inc., an Arizona corporation.

         Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                Very truly yours,

{Space to be provided for description of the Securities}

                                   SCHEDULE I
                         TOTAL CONSIDERATION ADJUSTMENTS

PART A.           INCREASE IN TOTAL CONSIDERATION: The Total Consideration shall be increased pursuant to Section 3.3(a) by the aggregate amount of the following (in the case of each of the following categories of amounts by which the Total Consideration shall be increased, without duplication of any amounts otherwise described by any of the other following categories of amounts by which the Total Consideration shall be increased):

         (i) The amount of any prepaid insurance premiums (other than with respect to the O&D Tail Insurance) as of the Merger Consideration Calculation Time which the applicable insurers agree in writing will be rebated in cash to the Parent or the Purchaser for any period following the Effective Time.

         (ii) The amount of any insurance receivables payable to the Company or any of its Subsidiaries with respect to any claims by the Company or any of its Subsidiaries under any of their business interruption insurance policies which claims are outstanding as of the Merger Consideration Calculation Time, provided that the applicable insurer for such claims has confirmed in writing the amount and payment to the Company or its Subsidiaries, without reservation of rights.

         (iii) The aggregate amount of all accounts receivable of the Company or any of its Subsidiaries where the payor is a Governmental Authority or in the sole judgment of the Parent is a credit worthy prime contractor or subcontractor which are more than thirty (30) days past due as of the Merger Consideration Calculation Time and which the Parent has determined in its sole discretion will be paid following the Merger Consideration Calculation Time pursuant to a written statement received from such payor that the applicable account receivable will be paid in full, without reservation of rights, after the Merger Consideration Calculation Time.

         (iv) The amount of any insurance receivables payable to the Company or any of its Subsidiaries with respect to any claims of the Company or any of its Subsidiaries under any policies of property and casualty insurance (other than business interruption or directors and officers liability insurance policies) which claims are outstanding as of the Merger Consideration Calculation Time to the extent the Company or any of its Subsidiaries have previously paid funds to repair or replace any of their tangible assets or to make payments to any third parties with respect to such loss, provided that (a) the applicable insurer for such claims has confirmed in writing the amount and payment to be paid to the Company or its Subsidiaries, without reservation of rights, following the Merger Consideration Calculation Time, and (b) such expenditures by the Company or its Subsidiaries have been made in compliance with the terms of this Agreement.

PART B.           DECREASE IN TOTAL CONSIDERATION: The Total Consideration shall be reduced pursuant to Section 3.3(a) by the aggregate amount of the following (in the case of each of the following categories of reduction amounts, without duplication of any Closing Date Payments or amounts otherwise described by any of the other following categories of reduction amounts):

         (i) An amount equal to the result of (x) US$1,100,000 (if the last day of the month preceding the Merger Consideration Calculation Time occurs before November 30, 2003, but if the last day of the month preceding the Merger Consideration Calculation Time occurs on or after November 30, 2003, then US$1,375,000) minus (y) the aggregate amount of all capital expenditures and "bid and proposal" expenditures actually paid by the Company and/or any of its Subsidiaries during the period beginning on July 1, 2003 and ending on the last day of the month preceding the Merger Consideration Calculation Time.

         (ii) The amount of the Omitted Restructuring Changes (as defined in the letter agreement between the Parent and the Company, dated of even date herewith);

         (iii) The aggregate amount of any license or other fees or payments payable to the Company pursuant to any new or extended license entered into by the Company or any of its Subsidiaries following the date of this Agreement, including but not limited to any extension of the license rights regarding the Intercast Europe, S.P.A. helmet visor for the territory outside Europe and the United States to the extent such fees or payments are received by the Company or any of its Subsidiaries following the date of this Agreement and prior to the Merger Consideration Calculation Time.

         (iv) The amount of the accounts payable overage, if such accounts payable overage is a positive number, calculated as follows:

                           The product of (ADO - 45) multiplied by ADC, where

                           ADO (Average Days Outstanding) means, with respect to aggregate accounts payable of the Company or any of its Subsidiaries which are outstanding as of the last day of the calendar month end immediately preceding the month in which the Merger Consideration Calculation Time occurs, the quotient of (a) the accounts payable from the most recent month end prior to the month in which the Merger Consideration Calculation Time occurs divided by (b) the ADC, with such result rounded up or down to the nearest whole number.

                           ADC (Average Daily Cost) shall equal the sum of the costs of goods sold (excluding depreciation) and selling, general and administrative expenses for the most recent three calendar months prior to the Merger Consideration Calculation Time and divided by ninety (90) days, rounded up or down to the nearest whole number.

         (v) The amount of the original invoice of any Company account or trade receivable outstanding at any time between the date hereof and the Merger Consideration Calculation Time that is collected through the Merger Consideration Calculation Time as a result of (a) a demand for the acceleration of payment thereof by the Company when such invoice is not in default, or
                  (b) an acceptance of an accelerated payment of less than the amount of the original invoice therefor as a result of a discount granted by the Company, in either case not in the ordinary course of business consistent with past practice.

         (vi) An amount equal to the result of (x) US$3,150,000 minus (y) the aggregate value of the customary and usable commercial inventory, net of any slow moving or obsolete inventory provision, of the Company and its Subsidiaries determined and valued as of last day of the month preceding the Merger Consideration Calculation Time in accordance with GAAP applied in a manner consistent with the Company's past practice, but only if such result is greater than US$1.00.

         (vii) The amount of any due but unpaid Tax liabilities (including due but unpaid estimated Tax payments, but excluding the amount of any Alternative Minimum Tax arising as a result of the consummation of the Merger and except for any VAT liabilities relating to ASD, ASD UK, or the ASD Transaction) of the Company or any of its Subsidiaries which were due to be paid prior to the Merger Consideration Calculation Time.

         (viii)   The amount of any due but unpaid insurance premiums other than
                  (x) the premiums with respect to the O&D Tail Insurance, (y) any premiums which are financed and constitute Funded Indebtedness, and (z) customary accruals for employee health insurance benefits premiums, including for long term disability, vision, dental, group health, workers compensation and supplemental life which are outstanding at the Merger Consideration Calculation Time.

         (ix) The net proceeds received by the Company or its Subsidiaries prior to the Merger Consideration Calculation Time from any sale of the outstanding capital stock or assets having an aggregate value in excess of US$10,000 of the International Center for Safety Education.

         (x) The amount of any insurance proceeds received by the Company or any of its Subsidiaries, including any payments thereof to holders of Funded Indebtedness for the benefit of the Company or its Subsidiaries, with respect to any claims by the Company or any of its Subsidiaries under any of their property and casualty insurance policies (but not business interruption insurance proceeds) between the date of this Agreement and

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                  the Merger Consideration Calculation Time, which are not used by the Company or its Subsidiaries to repair or replace any of their tangible assets or to make payments to any third parties with respect to a loss relating to such insurance proceeds prior to the Merger Consideration Calculation Time; provided that such expenditures by the Company have been made in compliance with this Agreement.